Exhibit 10.1

NOTE EXCHANGE AGREEMENT

among

LEGG MASON, INC.

KKR I-L LIMITED

CITIBANK, N.A.

CREDIT SUISSE INTERNATIONAL

HSBC BANK USA, NATIONAL ASSOCIATION

and for limited purposes

KOHLBERG KRAVIS ROBERTS & CO. L.P.

May 16, 2012

TABLE OF CONTENTS

1.	Definitions		1

2.	Closing Transactions		4
	2.1	Closing Transactions	4
	2.2	Closing	4

3.	Representations and Warranties of the Company		5
	3.1	Organization and Power	5
	3.2	Capitalization	6
	3.3	Authorization	7
	3.4	Valid Issuance	7
	3.5	No Conflict	8
	3.6	Consents	8
	3.7	Absence of Litigation	9
	3.8	NYSE	9
	3.9	Company Not Required to Register as an “Investment Company”	9
	3.10	General Solicitation; No Integration	9

4.	Representations and Warranties of KKR and Each Holder		9
	4.1	Organization	9
	4.2	Authorization	9
	4.3	No Conflict	10
	4.4	Consents	10
	4.5	Absence of Litigation	11
	4.6	No Liens	11
	4.7	Swap Unwind Agreements	11
	4.8	Brokers	11
	4.9	Purchase Entirely for Own Account	11
	4.10	Investor Status	11
	4.11	Securities Not Registered	12

5.	Covenants		12
	5.1	HSR Approval	12
	5.2	Shares Issuable Upon Exercise of Warrants	12
	5.3	PORTAL and CUSIPs	12
	5.4	Resignation of KKR Board Designee	12
	5.5	Waiver of Certain Covenants	13
	5.6	Further Assurances	13
	5.7	Pre-Closing Adjustments to Terms of Warrants	13
	5.8	Termination	13
	5.9	Swap Unwind Agreements	13

6.	Conditions Precedent		13
	6.1	Conditions to the Obligation of the Holders to Consummate the Closing	13
	6.2	Conditions to the Obligation of the Company to Consummate the Closing	14

7.	Termination of this Agreement	15
7.1	Termination	15
7.2	Effect of Termination	16

8.	Miscellaneous Provisions	16
8.1	Public Statements or Releases	16
8.2	Interpretation	16
8.3	Notices	17
8.4	Severability	18
8.5	Governing Law	18
8.6	Waiver	19
8.7	Assignment	19
8.8	Third Parties	19
8.9	Counterparts	19
8.10	Entire Agreement; Amendments	19
8.11	Survival	19
8.12	Other KKR Activities	19
8.13	Indemnity for the Holders	20

Schedules

Schedule I	Principal Amounts of Notes to be Repurchased

Exhibits

Exhibit A	Form of Warrant Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibits C-1 and C-2 Forms of Legal Opinions
Exhibit D	Form of Amended and Restated Standstill

- ii -

INDEX OF DEFINED TERMS

2008 Registration Rights Agreement	1
2008 Standstill Agreement	1
2008 Transaction Agreements	1
Affected KKR Notes	16
Affiliate	2
Affiliated Entity	2
Amended and Restated Standstill Agreement	2
Applicable Consideration	2
Beneficially Own	2
Benefit Plan	2
Benefit Plans	2
Business Day	2
Capitalization Date	6
Citi	1
Closing	5
Closing Date	5
Code	2
Common Stock	1
Company	1
Confirmations Relating to the Bond Hedge and Warrant Transactions	2
Control	2
controlled by	2
controlling	2
Conversion Rate	3
Covered Person	19
CS	1
Cut-Off Date	5
DTC	5
ERISA	3
Exchange Act	3
Exercise Price	1
Global Certificates	5
Governmental Entity	3
Holder	1
Holders	1
HSBC	1
HSR Act	3
Indemnified Persons	20
Indenture	3
Investment Company Act	9
KKR	1
KKR Holder	1
KKR Swap Agreements	10
KKR/Holder Adverse Effect	10
Law	8
Lien	8
Loss	20
Losses	20
Material Adverse Effect	3
Note Purchase Agreement	1
Note Repurchase	1
Notes	1
Number of Warrants	4
NYSE	9
Other Holders	1
Person	3
Prepayment Consideration	4
Purchase Price	4
Registration Rights Agreement	3
Securities	3
Securities Act	3
Subsidiary	3
Swap Unwind Agreement	5
Terminating Holder	15
Termination	4
Transaction Press Release	4
under common control with	2
Warrant	1
Warrant Agent	4
Warrant Agreement	4

- iii -

NOTE EXCHANGE AGREEMENT

          NOTE EXCHANGE AGREEMENT dated as of May 16, 2012 among Legg Mason, Inc., a Maryland corporation (the “Company”), KKR I-L Limited (the “KKR Holder”), Citibank, N.A. (“Citi”), Credit Suisse International (“CS”), HSBC Bank USA, National Association (“HSBC” and, together with Citi and CS, the “Other Holders”, and together with the KKR Holder, the “Holders” and each, a “Holder”) and, solely for purposes of Sections 1, 2, 4, 5, 7 and 8 hereof, Kohlberg Kravis Roberts & Co. L.P. (“KKR”).

          WHEREAS, pursuant to the Note Purchase Agreement dated as of January 14, 2008 among the Company, the Purchasers named therein and KKR, as amended on January 30, 2008 and modified by the waiver letter dated May 5, 2008 (as so amended, the “Note Purchase Agreement”), the Company issued and sold $1,250,000,000 aggregate principal amount of its 2.50% Convertible Senior Notes due 2015 (the “Notes”);

          WHEREAS, in connection with such Note Purchase Agreement, (i) KKR and the Company entered into a Standstill Agreement dated as of January 14, 2008 (the “2008 Standstill Agreement”) and (ii) the Company, the KKR Holder, CS and HSBC entered into a Registration Rights Agreement dated as of January 31, 2008 (the “2008 Registration Rights Agreement”);

          WHEREAS, the Company desires to repurchase the Notes from the Holders pursuant to this Agreement (the “Note Repurchase”), and each Holder, severally, desires to sell to the Company Notes in an aggregate principal amount set forth opposite such Holder’s name in Schedule I hereto for (i) cash in an amount equal to the Purchase Price (as defined below) for the principal amount of Notes set forth opposite such Holder’s name in Schedule I hereto, plus accrued and unpaid interest on such Notes to, but excluding, the Closing Date, (ii) the Prepayment Consideration (as defined below) applicable to such Holder, and (iii) the Number of Warrants (each, a “Warrant”) applicable to such Holder, subject to adjustment pursuant to Section 5.7, each Warrant entitling the holder thereof to purchase shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), having an exercise price of $88.00 per share (the “Exercise Price”) and the other terms set forth in the form of warrant agreement attached hereto as Exhibit A;

          WHEREAS, the parties to the Note Purchase Agreement and the 2008 Registration Rights Agreement (collectively, the “2008 Transaction Agreements”) wish to terminate such agreements effective as of the Closing Date; and

          WHEREAS, the parties to the 2008 Standstill Agreement desire to amend the 2008 Standstill Agreement effective as of the Closing Date.

          NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; provided that with respect to KKR, each Affiliated Entity of KKR, the KKR Holder and each Affiliate of an Affiliated Entity of KKR or the KKR Holder shall be deemed to be an Affiliate of KKR; provided further that an “Affiliate” of KKR shall not include portfolio companies and non-private equity affiliates directly or indirectly controlling, controlled by or under direct or indirect common control with KKR.

          “Affiliated Entity” shall mean with respect to KKR, any investment fund or holding company formed for investment purposes, other than portfolio companies and non-private equity affiliates, that is primarily managed, advised or serviced by KKR or by an Affiliate of KKR.

          “Amended and Restated Standstill Agreement” means the Amended and Restated Standstill Agreement between KKR and the Company substantially in the form set forth in Exhibit D hereto.

          “Applicable Consideration” shall have the meaning ascribed thereto in the Indenture.

          “Beneficially Own” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

          “Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee and director benefit practices or arrangements, including employee stock purchase plans and phantom stock plans, and any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute for employees or former employees.

          “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Confirmations Relating to the Bond Hedge and Warrant Transactions” means the eight separate confirmations, each dated January 14, 2008, as amended, between the Company and each of Bank of America, N.A., Goldman Sachs & Co., JPMorgan Chase Bank, National Association and Merrill Lynch Financial Markets, Inc., relating to the bond hedge and warrant transactions executed in connection with the issuance of the Notes by the Company.

          “Control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          “Conversion Rate” shall have the meaning ascribed thereto in the Indenture.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

          “Governmental Entity” means any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority.

          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          “Indenture” means the Indenture, dated as of January 31, 2008, between the Company and the Bank of New York as trustee, relating to the Notes.

          “Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, or occurrences, prevents or materially delays or materially impairs the ability of the Company to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants.

          “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

          “Registration Rights Agreement” means the Registration Rights Agreement between the KKR Holder and the Company substantially in the form set forth in Exhibit B hereto.

          “Securities” shall mean the Warrants and the Common Stock or other securities issuable upon exercise of the Warrants.

          “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

          “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          “Transaction Press Release” means the press release to be issued by the Company relating to the transactions contemplated by this Agreement and other related matters, in the form provided to KKR by the Company.

          “Warrant Agent” shall have the meaning ascribed thereto in the Warrant Agreement.

          “Warrant Agreement” means the Warrant Agreement between the Company and the Warrant Agent substantially in the form set forth in Exhibit A hereto.

          2. Closing Transactions.

                    2.1 Closing Transactions. Subject to and upon the terms and conditions set forth in this Agreement each of the following shall occur at the Closing:

                              (a) Each Holder, severally, shall sell to the Company, and the Company shall repurchase from each Holder, the principal amount of Notes set forth opposite the name of such Holder on Schedule I hereto for:

                                        (i) cash in an amount equal to the principal amount of Notes set forth opposite such Holder’s name in Schedule I hereto (the “Purchase Price”), plus accrued and unpaid interest on such Notes to, but excluding, the Closing Date;

(ii) the prepayment consideration set forth opposite the name of such Holder on Schedule I hereto (the “Prepayment Consideration”); and

                                        (iii) the number of Warrants set forth opposite the name of such Holder on Schedule I hereto (the “Number of Warrants”), signed by the Company and countersigned by the Warrant Agent, each Warrant having the terms set forth in the Warrant Agreement, subject to adjustment pursuant to Section 5.7.

                              (b) Each of the 2008 Transaction Agreements shall automatically terminate in their entirety and be void and have no further effect without any further action by any of the parties hereto or thereto (the “Termination”).

(c) The Company and KKR shall execute the Amended and Restated Standstill Agreement to amend and restate the 2008 Standstill Agreement.

                              (d) For the avoidance of doubt, the termination pursuant to Section 7.1(b) hereof by any Other Holder of its obligations under this Agreement shall have no effect upon (i) the Termination contemplated in Section 2.1(b) hereof, which Termination shall be deemed effective at Closing with respect to all of the parties to the 2008 Transaction Agreements, or (ii) the obligation of the Company and KKR to execute at Closing the Amended and Restated Standstill Agreement as contemplated in Section 2.1(c) hereof.

                    2.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the transactions described in Section 2 of this

Agreement (the “Closing”) shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 on any Business Day (the “Closing Date”) occurring after the date hereof and on or prior to November 15, 2012 (the “Cut-Off Date”) designated by the Company by written notice to KKR and the Other Holders no later than the third Business Day immediately preceding the designated Closing Date (or such other date as may be mutually agreed in writing by the Company and KKR and as shall be designated by written notice to the Other Holders no later than the second Business Day immediately preceding the mutually agreed Closing Date).

                              (b) At the Closing, each Holder shall transfer, or cause to be transferred, its beneficial interests in the global notes representing the Notes to the account designated by the Company with The Depositary Trust Company (“DTC”) against:

                                        (i) payment by the Company to such Holder of (A) the Purchase Price for the principal amount of Notes set forth opposite such Holder’s name in Schedule I hereto and (B) accrued and unpaid interest on such Notes to, but excluding the Closing Date, by wire transfer to such Holder of immediately available funds to the account designated by such Holder, or to the extent that such beneficial interests in the global notes representing the Notes are delivered on behalf of the KKR Holder by or on behalf of a secured party under a security agreement between the KKR Holder and such secured party, to the account designated by or on behalf of such secured party;

                                        (ii) payment by the Company of the Prepayment Consideration for such Holder by wire transfer to such Holder of immediately available funds to the account designated by such Holder; provided that each Holder other than the KKR Holder hereby directs the Company to pay the Prepayment Consideration for such Holder to the account nominated by the KKR Holder in satisfaction of such Holder’s obligation under the letter agreement for Full Early Settlement of Convertible Note Total Return Swap Transaction between the KKR Holder and such Holder dated the date hereof (the “Swap Unwind Agreement”, and collectively for all Other Holders, the “Swap Unwind Agreements”); and

                                        (iii) delivery by the Company of one or more global certificates (collectively, the “Global Certificates”) representing the Number of Warrants for such Holder to the nominee of DTC for the account of such Holder, with any transfer taxes payable in connection with the issuance and delivery of such Warrants duly paid by the Company; provided that each Holder other than the KKR Holder hereby directs the Company to deliver the Number of Warrants for such Holder to the nominee of DTC for the account of the KKR Holder in satisfaction of such Holder’s obligation under the applicable Swap Unwind Agreement.

                              (c) The Global Certificates will be made available for inspection by the Holders at the offices of Shearman & Sterling LLP set forth above not later than 1:00 p.m. New York City time, on the Business Day prior to the Closing Date.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Holders as follows:

                    3.1 Organization and Power.

                              (a) The Company is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

                              (b) The Company is duly qualified to do business and is in good standing as a foreign corporation (or other legal entity) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The articles of incorporation, by-laws or other equivalent organizational or governing documents of the Company are in full force and effect. The Company is not in violation of its articles of incorporation, by-laws or other equivalent organizational or governing documents.

                    3.2 Capitalization.

                              (a) As of the date of this Agreement, the authorized shares of capital stock of the Company consist of 500,000,000 shares of Common Stock and 4,000,000 shares of preferred stock, par value $10 per share. As of the close of business on December 31, 2011 (the “Capitalization Date”), (i) 139,771,172 shares of Common Stock were issued and outstanding, (ii) 5,839,972 shares of Common Stock were reserved for issuance upon exercise of outstanding options to acquire shares of Common Stock or upon the vesting of outstanding restricted stock units, (iii) 19,224,651 additional shares of Common Stock were reserved for issuance for future grants pursuant to the Company’s Benefit Plans, (iv) 26,000,000 shares of Common Stock were reserved for issuance under the Notes and (v) 28,409,090 shares of Common Stock were reserved for issuance under the Confirmations Relating to the Bond Hedge and Warrant Transactions. All shares of Common Stock outstanding as of the date of this Agreement, and all shares of Common Stock reserved for issuance set forth in clauses (ii) through (v) of the foregoing sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive or similar rights. Since the Capitalization Date through the date hereof, the only shares of capital stock issued by the Company were restricted stock, restricted stock units or shares issued pursuant to the exercise of outstanding options. No Subsidiary of the Company owns any Common Stock.

                              (b) As of the date of this Agreement, except pursuant to the Company’s Benefit Plans, the Confirmations Relating to the Bond Hedge and Warrant Transactions, the Notes or as would not, individually or in the aggregate, result in a material increase in the number of shares of capital stock of the Company, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(c) Except as set forth in the Registration Rights Agreement, the 2008 Transaction Agreements, and registration rights granted in connection with the Confirmations

Relating to the Bond Hedge and Warrant Transactions, the Company has not granted to any Person the right to require the Company to register Common Stock on or after the date of this Agreement.

                    3.3 Authorization. The Company has all requisite corporate power to enter into this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants and to carry out and perform its obligations under the terms of this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants and the consummation of the transactions contemplated herein has been taken. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants by the Company, the issuance of Common Stock upon exercise of the Warrants in accordance with their terms and the consummation of the other transactions contemplated herein do not require any approval of the Company’s stockholders. Assuming this Agreement constitutes the legal, valid and binding agreement of the Holders and KKR (to the extent this Agreement is applicable to KKR), this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and except as rights to indemnity may be limited by applicable federal and state securities laws and principles of public policy. Upon execution by the Company and the other parties thereto and assuming that they constitute legal, valid and binding agreements of the other parties thereto, each of the Registration Rights Agreement, the Amended and Restated Standstill Agreement and the Warrant Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), and except as rights to indemnity and contribution under the Registration Rights Agreement may be limited by applicable federal and state securities law and principles of public policy.

                    3.4 Valid Issuance. (a) The Warrants will, upon issuance pursuant to the terms hereof be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                              (b) At or prior to the Closing, the Company will have available for issuance the Common Stock initially issuable upon exercise of the Warrants. The Common Stock to be issued upon exercise of the Warrants in accordance with their terms has been duly authorized, and when issued upon exercise of the Warrants, all such Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights. Subject to the accuracy of the representations made by the Holders in Section 4 hereof, the Warrants will be issued to the Holders in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, and is eligible to file as of the date hereof a registration statement on Form S-3 under the Securities Act.

                    3.5 No Conflict. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants by the Company, the issuance of the Common Stock upon exercise of the Warrants in accordance with their terms and the consummation of the other transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the articles of incorporation or by-laws of the Company, (ii) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries (other than, for the avoidance of doubt, the Confirmations relating to the Bond Hedge and Warrant Transactions) or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) upon any of the properties, assets or rights of the Company or any of its Subsidiaries, or (iii) assuming (A) the accuracy of the representations made by the Holders in Section 4 hereof, (B) the consents, approvals, orders and authorizations referred to in clauses (ii) and (iii) of Section 3.6 have been obtained and (C) the expiration or termination of applicable waiting periods referred to in clause (i) of Section 3.6, conflict with or violate any applicable federal, state, local or foreign or provincial law, statute, code, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law (collectively, “Laws” and each, a “Law”), (x) other than, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect and (y) except that if KKR and any Affiliated Entity with respect to KKR Beneficially Own more than 10% of the Company’s Common Stock, certain funds advised or managed by the Company’s Subsidiaries may be required to take action with respect to securities sponsored by KKR and its Affiliated Entities.

                    3.6 Consents. All consents, approvals, orders and authorizations required on the part of the Company or its Subsidiaries in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants and the issuance of the Common Stock upon exercise of the Warrants in accordance with their terms have been obtained or made, other than (i) the expiration or termination of any applicable waiting periods under the HSR Act or any applicable requirements under foreign law in connection with the issuance of Common Stock upon exercise of the Warrants, (ii) those to be obtained, in connection with the registration of Securities under the Registration Rights Agreement, under the applicable requirements of the Securities Act and Exchange Act and any related filings and approvals under applicable state securities laws, and (iii) such consents, approvals, orders and authorizations the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect.

                    3.7 Absence of Litigation. There are no (i) investigations or proceedings pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their respective properties or assets, (ii) actions, suits, arbitrations, claims or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, at law or in equity, or (iii) orders, judgments or decrees of any Governmental Entity against the Company or any of its Subsidiaries, which, in the case of clauses (i), (ii) or (iii), individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

                    3.8 NYSE. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (“NYSE”), and the Company has no action pending to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from NYSE, nor has the Company received any notification that the SEC or the NYSE is currently contemplating terminating such registration or listing.

                    3.9 Company Not Required to Register as an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after the repurchase of the Notes and issuance of the Warrants will not be, required to register as an “investment company” under the Investment Company Act.

                    3.10 General Solicitation; No Integration. Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Warrants. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Warrants sold pursuant to this Agreement.

          4. Representations and Warranties of KKR and Each Holder. KKR and each Holder, severally for itself and not jointly, represents and warrants to the Company as follows:

                    4.1 Organization. Each of KKR and such Holder is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

                    4.2 Authorization. Each of KKR and such Holder has all requisite corporate or similar power to enter into this Agreement, the Registration Rights Agreement and the Amended

and Restated Standstill Agreement and to carry out and perform its obligations hereunder and thereunder, in each case, to the extent that it is a party thereto. All corporate, member or partnership action on the part of KKR and such Holder or their respective stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, in each case, to the extent that it is a party thereto, and the consummation of the transactions contemplated herein has been taken. Assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of KKR and such Holder, enforceable against KKR and such Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Upon their respective execution by KKR and such Holder, to the extent that KKR or such Holder is a party thereto, and by the other parties thereto, and assuming that they constitute legal and binding agreements of the Company, each of the Registration Rights Agreement and the Amended and Restated Standstill Agreement will constitute a legal, valid and binding obligation of KKR and such Holder, enforceable against KKR and such Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), in each case, to the extent that it is a party thereto.

                    4.3 No Conflict. The execution, delivery and performance of this Agreement by KKR and such Holder and the consummation by KKR and such Holder of the transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of KKR or such Holder, as applicable, (ii) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon KKR or such Holder, as applicable (other than, for the avoidance of doubt, any swap agreement with respect to Notes to which the KKR Holder is party, the “KKR Swap Agreements,” which KKR Swap Agreements shall be terminated in connection with the Closing), or result in the creation of any Lien upon any of the properties, assets or rights of KKR or such Holder, as applicable, or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of KKR or such Holder to perform its obligations under this Agreement, the Registration Rights Agreement and the Amended and Restated Standstill Agreement, in each case, to the extent that KKR or such Holder is a party thereto (a “KKR/Holder Adverse Effect”).

                    4.4 Consents. All consents, approvals, orders and authorizations required on the part of KKR and such Holder in connection with the execution, delivery or performance of this

Agreement and the consummation by KKR and such Holder of the other transactions contemplated herein have been obtained or made, other than (i) the expiration or termination of the applicable waiting period under the HSR Act or any applicable requirements under foreign law in connection with the issuance of Common Stock to the KKR Holder upon exercise of the Warrants, and (ii) such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a KKR/Holder Adverse Effect.

                    4.5 Absence of Litigation. There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of KKR and such Holder, threatened against KKR or such Holder that would, individually or in the aggregate, reasonably be expected to have a KKR/Holder Adverse Effect. Neither KKR nor such Holder is subject to any order, writ, judgment, injunction, decree or award that would, individually or in the aggregate, have a KKR/Holder Adverse Effect.

                    4.6 No Liens. At the Closing, each Holder will hold the Notes to be sold by such Holder at the Closing free and clear of any Liens (other than any Liens on the Notes to secure the KKR Holder’s obligations under the KKR Swap Agreements, which Liens shall be released upon Closing).

                    4.7 Swap Unwind Agreements. Each Holder has executed and delivered the applicable Swap Unwind Agreement to which it is a party, and a true and complete copy of each such Swap Unwind Agreement (including any amendments thereto) has been delivered by the KKR Holder to the Company; provided that the Company agrees not to disclose or furnish any such Swap Unwind Agreement or the terms thereof to any third party. Notwithstanding the foregoing, the Company may disclose or furnish any such Swap Unwind Agreement or the terms thereof to a third party to the extent required by applicable law or the rules of any relevant national securities exchange.

                    4.8 Brokers. Neither KKR nor such Holder has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

                    4.9 Purchase Entirely for Own Account. Such Holder is acquiring the Warrants for its own account, and not with a view to, or for sale in connection with, any distribution of the Warrants in violation of the Securities Act. Such Holder has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Warrants, other than to the KKR Holder as contemplated by Section 2.2 in connection with the termination of the KKR Swap Agreements in satisfaction of such Holder’s obligation under the applicable Swap Unwind Agreement.

                    4.10 Investor Status. Such Holder certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Such Holder’s financial condition is such that it is able to bear the risk of holding the Warrants for an indefinite period of time and the risk of loss of its entire investment. Such

Holder has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

                    4.11 Securities Not Registered. Such Holder understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Holder unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Holder understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions. Such Holder shall transfer the Securities only in compliance with the Transfer Restrictions set forth in the Warrant Agreement or as contemplated by Section 2.2(b) hereof.

          5. Covenants.

                    5.1 HSR Approval. The Company and each Holder acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of shares of Common Stock upon exercise of the Warrants. Each Holder will promptly notify the Company if any such filing is required on the part of such Holder. To the extent required, the Company, each Holder and any other Affiliate of such Holder will cooperate in making any required filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Common Stock upon exercise of Warrants held by such Holder.

                    5.2 Shares Issuable Upon Exercise of Warrants. The Company will at all times have and keep available for issuance such number of shares of Common Stock as shall be sufficient to permit the exercise of the Warrants into Common Stock as provided for in the terms of the Warrants, including as may be adjusted for share splits, combinations or other similar transactions as of the date of determination. To the extent not already listed, subject to official notice of issuance, the Company will use reasonable commercial efforts to cause any Common Stock issued upon exercise of the Warrants to be listed with the stock exchange or quotation system on which the Common Stock may then be listed by the Company.

                    5.3 PORTAL and CUSIPs. The Company will use reasonable commercial efforts to (a) permit the Warrants to be eligible for PORTAL trading securities in accordance with the rules and regulations adopted by The NASDAQ OMX Group, Inc. relating to the PORTAL Market as of the Closing or as promptly as practicable thereafter and (b) obtain all necessary Committee on Uniform Securities Identification Procedures numbers (CUSIP numbers) for the Warrants required for creating a market in warrants traded pursuant to Rule 144A under the Securities Act or that are not “restricted securities” for purposes of Rule 144 under the Securities Act, in each case as of the Closing or as promptly as practicable thereafter. The KKR Holder will provide all reasonable assistance and cooperation as may be requested by the Company to effectuate the intent and purposes of this Section 5.3.

                    5.4 Resignation of KKR Board Designee. KKR shall cause the representative nominated by it to the Company’s board of directors pursuant to Section 5.5(a) of the Note

Purchase Agreement, Mr. Scott Nuttall, to resign from the Company’s board of directors with effect upon consummation of the Closing.

                    5.5 Waiver of Certain Covenants. At the request of the Company, KKR hereby waives compliance by the Company with the covenants set forth in Section 5.7 of the Note Purchase Agreement solely for purposes of incurring any indebtedness to raise all or a portion of the capital contemplated by Section 6.2(g) of this Agreement. The waiver granted pursuant to this Section 5.5 shall expire upon termination of this Agreement. The waiver granted pursuant to this Section 5.5 shall be limited precisely as written, and shall not extend to any failure by the Company to comply with any other covenant in the Note Purchase Agreement or to any failure to comply with Section 5.7 of the Note Purchase Agreement after termination of this Agreement (including, for the avoidance of doubt, any failure to comply with Section 5.7 of the Note Purchase Agreement that would exist as of the termination of this Agreement but for the waiver in this Section 5.5).

                    5.6 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable Law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof.

                    5.7 Pre-Closing Adjustments to Terms of Warrants. If after the date hereof and before the consummation of the Closing the Conversion Rate of the Notes is adjusted or the Notes become convertible into Applicable Consideration, the terms of the Warrants issued on the Closing Date shall be adjusted pursuant to the terms of the Warrant Agreement as if the Warrants had been issued on the date hereof.

                    5.8 Termination. Each party agrees that the Termination shall occur automatically upon consummation of the Closing.

                    5.9 Swap Unwind Agreements. Each Holder agrees that, from the date hereof until the Closing Date, it will not amend the applicable Swap Unwind Agreement to which it is a party by (i) adding any material conditions to the occurrence of a Full Early Settlement Date (as defined in the Swap Unwind Agreement) or (ii) postponing the Full Early Settlement Date to a date later than the Closing Date or terminating the Swap Unwind Agreement without the prior consent of the Company (other than if the Note Exchange Agreement is terminated).

          6. Conditions Precedent.

                    6.1 Conditions to the Obligation of the Holders to Consummate the Closing. The several obligations of each Holder to consummate the transactions to be consummated at the Closing are subject to the satisfaction of the following conditions precedent:

                              (a) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

(b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed on or prior to the Closing Date by the Company.

                              (c) Each Holder shall have received a certificate, dated the Closing Date, signed by an officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.1(a) and (b) have been fulfilled.

                              (d) The transfer and delivery of the Notes by such Holder to the Company, the receipt by such Holder of the Purchase Price and accrued and unpaid interest on such Holder’s Notes to, but excluding, the Closing Date, and the receipt by such Holder of the Prepayment Consideration and the Number of Warrants for such Holder, in each case in accordance with the terms of this Agreement, shall not be prohibited or enjoined by any court order or prohibited by any law or governmental regulation.

                              (e) With respect to each Other Holder, the consummation at the Closing of the termination of the KKR Swap Agreement to which such Other Holder is a party pursuant to the applicable Swap Unwind Agreement.

                              (f) With respect to the KKR Holder, unless otherwise waived by the KKR Holder, the consummation at the Closing of the termination of each of the KKR Swap Agreements pursuant to the applicable Swap Unwind Agreement, other than any KKR Swap Agreements terminated pursuant to Section 7.1(b) hereof, and the release at the Closing of any Lien to which the KKR Holder’s Notes are subject pursuant to the related security agreements and account control agreements.

(g) The Company shall have executed and delivered to the KKR Holder the Registration Rights Agreement.

(h) The Company shall have executed and delivered to KKR the Amended and Restated Standstill Agreement.

(i) The Company and the Warrant Agent shall have executed and delivered the Warrant Agreement.

(j) The Holders and KKR shall have received from Shearman & Sterling LLP and the General Counsel Corporate to the Company opinions substantially in the form attached hereto as Exhibits C-1 and C-2.

(k) The NYSE shall have accepted for listing, subject to official notice of issuance, any Common Stock to be issued upon exercise of the Warrants.

                    6.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing is subject to the satisfaction of the following conditions precedent:

                              (a) The representations and warranties contained herein of each Holder shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

(b) Each Holder shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Holder on or prior to the Closing Date.

                              (c) The Company shall have received a certificate, dated the Closing Date, on behalf of each Holder, signed by an officer thereof, certifying on behalf of each Holder that the conditions specified in the foregoing Sections 6.2(a) and (b) have been fulfilled.

(d) The transfer and delivery of the Notes by each Holder to the Company shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(e) The KKR Holder shall have executed and delivered to the Company the Registration Rights Agreement.

(f) KKR shall have executed and delivered to the Company the Amended and Restated Standstill Agreement.

(g) The Company shall have raised $900,000,000 of capital.

          7. Termination of this Agreement.

                    7.1 Termination.

                              (a) Notwithstanding anything to the contrary contained herein, (i) this Agreement may be terminated at any time before the Closing by mutual consent of the Company and KKR and upon written notice to the Other Holders of such termination, and (ii) if the Closing shall not have occurred on or prior to 5:00 p.m., New York time, on the Cut-Off Date, this Agreement shall automatically terminate at such time.

                              (b) Each Other Holder may, by written notice to the Company at any time before the final pricing terms have been agreed for the capital raise contemplated by Section 6.2(g), terminate its obligations under this Agreement (such Other Holder, a “Terminating Holder”) if an Early Termination Date (as defined in the KKR Swap Agreement with such Terminating Holder) occurs or is designated under such KKR Swap Agreement prior to the time such pricing terms have been agreed.

                              (c) In the event of any termination pursuant to Section 7.1(b) hereof, the Company may (i) terminate this Agreement upon written notice to KKR and the Other Holders, or (ii) consummate the transactions to be consummated at the Closing, as contemplated by this Agreement, but only with respect to (A) each Other Holder that has not terminated its obligations under this Agreement pursuant to Section 7.1(b) hereof, and (B) the

KKR Holder to the extent of the KKR Holder’s Notes that are not subject to any Lien granted by the KKR Holder pursuant to the security agreement and account control agreement relating to the KKR Swap Agreement with such Terminating Holder.

                    7.2 Effect of Termination. In the event of any termination pursuant to Section 7.1(a) or 7.1(c)(i) hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Company, KKR or the Holders, or their directors, officers, agents or stockholders, with respect to this Agreement, except for liability for any willful breach of this Agreement. In the event of any termination by any Terminating Holder pursuant to Section 7.1(b) hereof, (i) such Terminating Holder shall have no further obligations hereunder, (ii) the KKR Holder shall have no further obligations hereunder with respect to the KKR Holder’s Notes that are subject to any Lien granted by the KKR Holder pursuant to the security agreement and account control agreement relating to the KKR Swap Agreement with such Terminating Holder (such Notes, the “Affected KKR Notes”), and (iii) the other parties hereto shall have no further obligations hereunder to the KKR Holder with respect to the Affected KKR Notes.

          8. Miscellaneous Provisions.

                    8.1 Public Statements or Releases. None of the Company, KKR or any Holder shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the Company for an announcement by KKR or the Holders, or KKR for an announcement by the Company, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 8.1 shall prevent (a) any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange, (b) the Company (i) from making any statements regarding the transactions contemplated herein that it deems necessary or desirable in connection with the financings referred to in Section 6.2(g) or (ii) from making any statements or responding to any questions from analysts or investors with respect to the existence or terms of this Agreement or the transaction provided for herein, provided that any such statement or response does not contain any information that was not previously publicly announced (x) by the Company pursuant to clauses (a) or (b)(i) above or (y) by KKR or any Holder, or (c) KKR from making any statements or responding to any questions from analysts or investors with respect to the existence or terms of this Agreement or the transactions provided for herein; provided that any such statement or response does not contain any information that was not previously publicly announced (x) by KKR or a Holder pursuant to clause (a) above or (y) by the Company. Notwithstanding the foregoing, the Company may (i) issue the Transaction Press Release and (ii) file with the SEC a current report on Form 8-K relating to the transactions contemplated hereby within the time frame required by the applicable rules of the SEC.

                    8.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases

“the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Unless expressly provided otherwise, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

                    8.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

(a) if to the Company, addressed as follows:

Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202
Attention: General Counsel
Facsimile: (410) 454-4607

with copies to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: James S. Scott, Sr./John A. Marzulli, Jr.
Facsimile: (212)-848-7179

(b) if to any Holder, addressed as set forth in Schedule I for such Holder with a copy to:

Davis Polk & Wardwell
450 Lexington Ave.
New York, NY 10017
Attention: John Brandow
Facsimile: (212) 450-3800

(c) if to KKR, addressed as follows:

Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street
New York, NY 10019
Attention: Scott Nuttall
Facsimile: (212) 750-0003

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave.
New York, NY 10017
Attention: Gary Horowitz
Facsimile: (212) 455-2502

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

                    8.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                    8.5 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Company, each of the Holders and KKR hereby irrevocably and unconditionally:

                                        (i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York;

                                        (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

                                        (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

                                        (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

                                        (v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by Law;

                                        (vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(VII) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

                    8.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                    8.7 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person to perform all or part of its obligations under this Agreement.

                    8.8 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto, except the Company agrees that the KKR Holder shall be a beneficiary of all representations, warranties and agreements made by the Company to or with any Other Holder hereunder.

                    8.9 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                    8.10 Entire Agreement; Amendments. This Agreement, the Registration Rights Agreement and the Amended and Restated Standstill Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto.

                    8.11 Survival. The representations and warranties contained in this Agreement shall terminate upon the first to occur of the Closing or the termination of this Agreement pursuant to Section 7 hereof.

                    8.12 Other KKR Activities. Notwithstanding anything herein to the contrary, (i) KKR, each of its officers, employees, partners and Affiliates and partners and members of its Affiliates (each a “Covered Person”), may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company and its Subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person, (ii) the Company and its Affiliates shall have no rights by virtue of this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement or the Warrants in and to such investments, business ventures or Persons or the income or profits derived therefrom, and (iii) the pursuit of any such investment or venture, even if competitive with the business of the Company and its Subsidiaries, shall not be deemed wrongful or improper. No Covered Person shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, or any of its officers, employees, partners or Affiliates or partners or members of its Affiliates and KKR and each other Covered Person shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity.

                    8.13 Indemnity for the Holders. The Company agrees to hold harmless and indemnify each Holder and such Holder’s Affiliates and any officer, director, partner, employee, agent or member of such Holder or such Holder’s Affiliates and any Person controlling such Holder or such Holder’s Affiliates (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities and expenses (each a “Loss” and collectively, the “Losses”) whatsoever (including reasonable expenses incurred in preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) imposed on or incurred by any Indemnified Person, to the extent that such Loss results from any claim or cause of action brought by or on behalf of a Company stockholder (i) alleging that the execution, delivery or performance of this Agreement breaches the fiduciary duties of the Company’s directors, or that any Indemnified Person induced any such breach of fiduciary duty or was an aider and abettor or conspirator or otherwise responsible therefor; or (ii) solely to the extent that such claim or cause of action relates to the transactions contemplated in this Agreement, because such Holder holds any Securities of the Company, provided that the foregoing indemnity as to any Indemnified Person shall not extend to any Loss resulting from or arising out of or which would not have occurred but for one or more of the following: (1) any representation or warranty by such Indemnified Person in this Agreement being incorrect in any material respect; (2) the failure by such Indemnified Person to perform or observe any agreement, covenant or condition in this Agreement, the Registration Rights Agreement or the Amended and Restated Standstill Agreement (except to the extent such failure was caused directly by the failure of the Company to perform any obligation under this Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement or the Warrants); or (3) the willful misconduct or the gross negligence of such Indemnified Person (or any of its Affiliates), other than any Loss arising out of or resulting from actions performed at the request of, with the consent of, or in conformity with actions taken or omitted to be taken by, the Company. The Company shall make payments under this indemnity as Losses are incurred by the Indemnified Persons, subject to the obligation of an Indemnified Party to reimburse the Company for payments made in respect of Losses of an Indemnified Person that a court of competent jurisdiction decides in a final non-appealable judgment are not available to the Indemnified Person under this Section 8.13.
[Remainder of the Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties herto have executed this Agreement as of the day and year first above written.

LEGG MASON, INC.

By:	/s/ Jeff Nattans

	Name:	JEFF NATTANS
	Title:	EVP

[Signature Page – Note Exchange Agreement]

KKR HOLDER:

KKR I-L Limited

By:	/s/ William J. Janetschek

	Name:	William J. Janetschek
Title:

[Signature Page – Note Exchange Agreement]

OTHER HOLDER:

CITIBANK, N.A.

By:	/s/ Herman Hirsch

	Name:	HERMAN HIRSCH
	Title:	Authorized Representative

[Signature Page – Note Exchange Agreement]

OTHER HOLDER:

CREDIT SUISSE INTERNATIONAL

By:	/s/ Shui Wong

	Name:	Shui Wong
	Title:	Authorized Signatory

By:	/s/ Bik Kwan Chung

	Name:	Bik Kwan Chung
	Title:	Authorized Signatory

[Signature Page – Note Exchange Agreement]

OTHER HOLDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Sandra Nicotra

	Name:	Sandra Nicotra
	Title:	Authorized Signatory #14239

[Signature Page – Note Exchange Agreement]

KKR:
soley for purposes of Sections 1, 2, 4, 5, 7 and 8,

KOHLBERG KRAVIS ROBERTS & CO. L.P.
By: KKR & Co LLC

By:	/s/ William J. Janetschek

	Name:	William J. Janetschek
	Title:	Chief Financial Officer

[Signature Page – Note Exchange Agreement]

Schedule I

PRINCIPAL AMOUNTS OF NOTES TO BE REPURCHASED

Holder Name and Address	Principal Amount of Notes to be Repurchased	Prepayment Consideration	Number of Warrants

KKR I-L Limited	$625,000,000	$3,125,000	7,102,273
Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street
New York, NY 10019
Attention: Bill Janetscheck
Facsimile: (212) 750-0003

Citibank, N.A	$208,000,000	$1,040,000	2,363,636
390 Greenwich St, 3rd Floor
New York, NY 10013
Attention: Dustin Sheppard
Email: herman.hirsch@citi.com
eq.us.corporates.middle.office@citi.com
Facsimile: (347) 853-7278

Credit Suisse International	$250,000,000	$1,250,000	2,840,909
One Cabot Square
London E14 4QJ England
Attention: Managing Director – Legal Department
Facsimile: 44 20 7888 4603

HSBC Bank USA, N.A	$167,000,000	$835,000	1,897,727
425 Fifth Avenue, 9th Floor
New York, NY 10018
Attention: Equity Derivatives / Olivier Rico
Email: nykeqdtrad@us.hsbc.com
Facsimile: (212) 525-0673

Copy to:
HSBC Bank USA, N.A.
452 Fifth Avenue, 7th Floor
New York, NY 10018
Attention: Legal Department / Frank Weigand
Facsimile: (646) 366-6803

TOTAL	$1,250,000,000	$6,250,000	14,204,545

I-1

EXHIBIT A

FORM OF WARRANT AGREEMENT

WARRANT AGREEMENT

Dated as of

[ ], 20[ ]

between

LEGG MASON, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Warrant Agent

Warrants for
Common Stock of
Legg Mason, Inc.

-i-

-ii-

          WARRANT AGREEMENT, dated as of [             ], 20[  ] (this “Agreement”), between LEGG MASON, INC., a Maryland corporation (including any successor thereto, the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as Warrant Agent (including any successor thereto, the “Warrant Agent”).

          WHEREAS, pursuant to a Note Exchange Agreement dated as of [             ], 20[ ] among the Company, KKR I-L Limited (the “KKR Holder”), Credit Suisse International, HSBC Bank USA, National Association and, for limited purposes, Kohlberg Kravis Roberts & Co. L.P. (the “Note Exchange Agreement”), the Company is repurchasing $1,250,000,000 aggregate principal amount of its 2.50% Convertible Senior Notes due 2015 (the “Notes”);

          WHEREAS, in consideration of the repurchase of the Notes, the Termination (as defined in the Note Exchange Agreement) and the amendment of certain agreements that were entered into when the Notes were issued, the Company desires to issue to the KKR Holder, Citibank, N.A., Credit Suisse International and HSBC Bank USA, National Association (collectively, the “Initial Holders”) 14,204,545 warrants (the “ Warrants”) to purchase shares of Common Stock (as defined below);

          WHEREAS, in connection with the issuance of the Warrants to the KKR Holder pursuant to the Note Exchange Agreement, the Company and the KKR Holder are entering into a Registration Rights Agreement dated as of [             ], 20[ ]; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants as provided herein, and the Warrant Agent is willing to so act.

          Each party agrees for the benefit of the other party and for the equal and ratable benefit of the registered holders of the Warrants (the “Holders”):

ARTICLE I

Definitions

          Section 1.01. Definitions.

          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling”, “controlled by” and “under common control with” have meanings correlative to the foregoing.

          “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          “Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock of such Person, but excluding any debt securities convertible into such equity.

          “Closing Date” shall have the meaning set forth in the Note Exchange Agreement.

          “Closing Sale Price” of any share of Common Stock or any other publicly-traded equity security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the shares of Common Stock or other security are traded. If the shares of Common Stock or other security are not listed on a U.S. national or regional securities exchange, the “Closing Sale Price” shall be determined by a nationally recognized securities dealer retained by the Company for that purpose. The “Closing Sale Price” shall be determined without reference to extended or after hours trading.

          “Common Stock” means shares of the class designated as common stock of the Company at the date of this Warrant Agreement (namely, common stock, par value $0.10) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

          “Daily Cash Amount” means for each Warrant, for each of the 20 Trading Days during the Observation Period, to the extent the Exercise Value exceeds the Exercise Price, an amount of cash equal to 1/20th of such excess.

          “Daily Share Amount” means for each Warrant, for each of the 20 Trading Days during the Observation Period, to the extent the Exercise Value exceeds the Exercise Price on such Trading Day, a number of shares of Common Stock equal to 1/20th of (A) such excess, divided by (B) the VWAP of the Common Stock for such Trading Day.

          “Definitive Warrant” means any certificated Warrant in registered form that is not deposited with the Depository or with the Warrant Agent as the Warrant Custodian.

          “Depository” means The Depository Trust Company, its nominees and their respective successors.

          “Exercise Value” means, for any Trading Day during the Observation Period, (i) the Number of Warrant Shares as of such Trading Day, multiplied by (ii) the VWAP of the Common Stock (or any publicly-traded equity securities into which the Common Stock has been converted in connection with any Reorganization) on such Trading Day. For the purposes of determining the Exercise Value of any Reference Property, the following provisions shall apply:

          (a) if the Reference Property includes publicly-traded equity securities for which the price can be determined as contemplated by the definition of “VWAP,” then the value of such securities shall be determined in accordance with such definition;

          (b) if the Reference Property includes cash, then the value of such cash shall be the amount thereof; and

          (c) if the Reference Property includes any other property, then the value of such property shall be the Fair Market Value of such property as determined by the Board of Directors in good faith.

          “Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

          “Ex-Date” means, for any issuance or distribution, the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution.

          “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

          “Indebtedness” means, with respect to any Person, all indebtedness of such Person for borrowed money.

          “Initial Dividend Threshold” means $0.24 per share of Common Stock.

          “Issue Date” means the date on which the Warrants are initially issued.

          “Make Whole Event” means the occurrence of any of the following after the Closing Date:

          (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or

          (b) any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities or other property, assets or cash, other than any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

          (c) the termination of trading of the Common Stock, which will be deemed to have occurred if, for 30 consecutive Trading Days, the Common Stock or other common stock into which the Warrants are exercisable is not listed for trading on a U.S. national securities exchange or approved for quotation and trading on a national automated inter-dealer quotation system.

          However, a “Make Whole Event” will be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a “Make Whole Event” under clause (b) above consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange or national automated inter-dealer quotation system and, as a result of the transaction or transactions, the Warrants become exercisable for such common stock and other consideration, subject to the provisions set forth in Section 4.03.

          “Market Disruption Event” means, for any Scheduled Trading Day for the Common Stock (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session on such Scheduled Trading Day, or (ii) the occurrence or existence for more than a one-half-hour period in the aggregate on such Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York time, on such Scheduled Trading Day.

          “Number of Warrant Shares” per Warrant means one share of Common Stock, subject to adjustment pursuant to the terms of this Agreement.

          “Observation Period” means the 20 consecutive Trading Day period beginning on the third Scheduled Trading Day following the related Exercise Date.

          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

          “Officers’ Certificate” means a certificate signed by an Officer.

          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated association or organization, government or any agency or political subdivision thereof or any other entity.

          “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded or, if the Common Stock is not so traded, a Business Day.

          “SEC” means the U.S. Securities and Exchange Commission.

          “Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

          “Settlement Method” means, with respect to any exercise of Warrants, Net Share Settlement or Cash Settlement, as elected (or deemed to have been elected) by the Company.

          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          “Trading Day” means a day during which (i) there is no Market Disruption Event and (ii) the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, is open for trading. If the Common Stock (or other security for which a Closing Sale Price must be determined) is not listed or traded, “Trading Day” means a “Business Day.”

          “VWAP” per share of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LM.N <Equity> VWAP (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or, with respect to any other publicly-traded equity security, “VWAP” per share of such publicly-traded equity security on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg (or any successor service) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, in either case, if such volume-weighted average price is unavailable, the market value per share of Common Stock or such publicly-traded equity security on such Trading Day, as determined by a nationally recognized investment banking firm retained for this purpose by the Company using a volume-weighted method).

          “Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.

          “Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depository) or any successor Person thereto.

          Section 1.02. Other Definitions.

Term	Defined in Section

Additional Shares	4.04(a)
Adjustment Event	4.01(l)
Agent Members	2.01(c)
Agreement	Recitals
Cash Settlement	3.05(a)
Company	Recitals
Determination Date	4.01(l)
Distributed Assets	4.01(c)
DTC	Exhibit A
Effective Date	4.04(a)
Exercise Date	3.04(a)
Exercise Price	3.01
Expiration Date	3.02
Global Warrant	2.01(a)
Holders	Recitals
Initial Holders	Recitals
KKR Holder	Recitals
Make Whole Termination Date	4.04(e)
Net Share Settlement	3.05(a)
Note Exchange Agreement	Recitals
Notes	Recitals
Notice of Exercise	3.04(a)
Reference Period	4.01(c)
Reference Property	4.03(a)
Reorganization	4.03(a)
Resale Restriction Termination Date	2.04(c)
Restricted Securities	2.04(c)
Settlement Notice	3.05(d)
Spin-Off	4.01(c)
Stock Price	4.04(a)
Stock Transfer Agent	3.05(b)
Transfer	2.04(c)
Unit of Reference Property	4.03(a)
Valuation Period	4.01(c)
Warrant Agent	Recitals
Warrant Register	2.03
Warrants	Recitals

          Section 1.03. Rules of Construction. Unless the text or context otherwise requires:

(i) a defined term has the meaning assigned to it herein;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(iii) “including” means including, without limitation;

(iv) words in the singular include the plural and words in the plural include the singular;

          (v) references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and

          (vi) headings to Articles and Sections in this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II

Form of Warrant; Beneficial Interests

          Section 2.01. Issuance and Registration.

                    (a) Warrants. The Warrants shall be represented by one or more permanent Global Warrants, in fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”).Any such Global Warrant shall be deposited on behalf of the relevant Holders with the Warrant Agent, as custodian for the Depository (or with such other custodian as the Depository may direct), registered in the name of the Depository or a nominee of the Depository, and duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

                    (b) Definitive Warrants. Holders of Warrants or holders of beneficial interests in any Global Warrant will not be entitled to physical delivery of Definitive Warrants (except as provided in Section 2.05).

                    (c) Procedures for Global Warrants. This Section 2.01(c) shall apply only to any Global Warrant deposited with or on behalf of the Depository.

          (i) If any Warrants are to be represented by a Global Warrant, the Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depository for such Global Warrant or Global Warrants or of the nominee of the Depository and (b) shall be delivered by the Warrant Agent to the Depository or pursuant to the Depository’s instructions or held by the Warrant Agent as custodian for the Depository. The Depositary shall be a clearing agency registered under the Exchange Act.

          (ii) Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depository or by the Warrant Agent as the custodian of the Depository or under such Global Warrant, and the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Depository as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

          Section 2.02. Warrant Certificates. At least one Officer shall sign the Warrant Certificates for the Company by manual or facsimile signature.

                    (a) If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

                    (b) The Warrants shall not be valid until countersigned by the Warrant Agent and registered on the Warrant Register.

          Section 2.03. Warrant Register. The Warrants shall be issued in registered form only. The Warrant Agent shall keep a register (the “Warrant Register”) of the Warrants (and Warrant Certificates) and of their transfer and exchange. The Warrant Register shall show the names and addresses of the respective Holders and the date and number of Warrants owned by such Holders (as evidenced on the face of each of the Warrant Certificates). The Holder of any Global Warrant will be the Depository or a nominee in whose name the Global Warrant is registered.

                    The Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered in the Warrant Register as the absolute owner of such Warrants for all purposes and regardless of any notice to the contrary.

          Section 2.04. Transfer and Exchange.

                    (a) Transfer and Exchange of Warrants.

          (i) The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Warrant Agent’s book-entry procedures and, in the case of any Global Warrants, the Depository, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depository therefor.

          (ii) Except as set forth in Section 2.04(a)(iii), a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depository to a nominee of the Depository, (y) a nominee of the Depository to the Depository or another nominee of the Depository or (z) the Depository or any such nominee to a successor Depository or its nominee.

          (iii) In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and such other procedures as may from time to time be adopted by the Company.

          (iv) The Warrant Agent shall register the transfer, from time to time, of any Definitive Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by the appropriate instructions for transfer. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be cancelled.

                     (b) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, exercised, repurchased or canceled, such Global Warrant shall be returned by the Warrant Agent to the Depository for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, exercised, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

                     (c) Every Warrant that bears or is required under this Section 2.04(c) to bear the legend set forth in this Section 2.04(c) (together with any Common Stock issued upon exercise of the Warrants and required to bear the legend set forth in Section 2.04(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.04(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.04(c) and Section 2.04(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

          Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Warrant (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon exercise thereof which shall bear the legend set forth in Section 2.04(d), if applicable) shall bear a legend in substantially the following form (unless (i) such Warrants have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or (ii) otherwise agreed by the Company in writing, with notice thereof to the Warrant Agent):

          THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

          (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

          (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO LEGG MASON, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          No transfer of any Warrant prior to the Resale Restriction Termination Date will be registered by the Warrant Agent unless the applicable box on the Form of Assignment and Transfer has been checked.

          Any Warrant (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Warrant for exchange to the Warrant Agent in accordance with the provisions of this Section 2.04, be exchanged for a new Warrant or Warrants, of like tenor and aggregate number of Warrants, which shall not bear the restrictive legend required by this Section 2.04(c). The Company shall be entitled to instruct the Warrant Agent in writing to so surrender any Global Warrant as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Warrant Agent shall so surrender such Global Warrant for exchange; and any new Global Warrant so exchanged therefor shall not bear the restrictive legend specified in this Section 2.04(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Warrant Agent upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Warrants or any Common Stock issued upon exercise of the Warrants has been declared effective under the Securities Act.

          (d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon exercise of a Warrant shall bear a legend in substantially the following form (unless (i) such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, (ii) such Common Stock has been issued upon exercise of Warrants that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or (iii) otherwise agreed by the Company with written notice thereof to the Warrant Agent and any transfer agent for the Common Stock):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

          (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

          (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OF THE WARRANTS UPON

THE EXERCISE OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO LEGG MASON, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.04(d).

                    (e) Obligations with Respect to Transfers and Exchanges of Warrants.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile signature, any Global Warrants and Definitive Warrants, if applicable, as required pursuant to the provisions of Section 2.02 and this Section 2.04.

          (ii) No service charge shall be made for any registration of transfer or exchange. Any transfer tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder.

          (iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered as the absolute owner of such Warrants, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          (iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

                    (f) No Obligation of the Warrant Agent. The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments or deliveries to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          Section 2.05. Definitive Warrants.

                    (a) Subject to Section 2.05(e), beneficial interests in a Global Warrant deposited with the Depository or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice.

                    (b) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depository to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be cancelled by the Warrant Agent.

                    (c) Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.

                    (d) In the event of the occurrence of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

                    (e) The Depository shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depository.

                    (f) Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

          Section 2.06. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

          Section 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced as outstanding in the Warrant Register (which, in the case of Warrants represented by a Warrant Certificate, shall include all Warrant Certificates authenticated by the Warrant Agent excluding those canceled by it and those delivered to it for cancellation). A Warrant does not cease to be outstanding because the Company or an Affiliate of the Company holds the Warrant.

          If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

          Any Warrant or Common Stock issued upon the exercise of a Warrant that is repurchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Warrants or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).

          Section 2.08. Cancellation. If the Company shall purchase or otherwise acquire Definitive Warrants, the Company may, at its option, deliver the same to the Warrant Agent for cancellation.

                    The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants that have been exercised or Warrants that the Company has cancelled.

          Section 2.09. CUSIP Numbers.

          The Company may assign “CUSIP” numbers (if then generally in use) in connection with the issuance of the Warrants and the Warrant Agent may use such “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

Exercise Terms

          Section 3.01. Exercise. Each Warrant shall entitle the Holder thereof to purchase the Number of Warrant Shares at an exercise price of $[88.00]1 per share (as such exercise price may be adjusted pursuant to Article IV, the “Exercise Price”).

          Section 3.02. Exercise Period. Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on or after the Issue Date; provided that no Warrant shall be exercisable after 5:00 p.m., New York time, on July 15, 2017 (the “Expiration Date”).

          Section 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the Expiration Date or (ii) the date such Warrant is exercised or deemed exercised pursuant to Section 3.04(b).

          Section 3.04. Manner of Exercise.

                    (a) Subject to Section 3.02, Warrants may be exercised by a Holder in full or in part by taking the actions described in (i) or (ii) below, as appropriate, not later than 5:00 p.m., New York time, on any Business Day (the “Exercise Date”).

          (i) In the case of Definitive Warrants, Warrants may be exercised by delivering to the Warrant Agent at its office the related Warrant Certificate duly endorsed for transfer, a Notice of Exercise in the form included as Attachment 1

1 Subject to adjustment prior to consummation of the Closing pursuant to Section 5.7 of the Note Exchange Agreement.

to the Form of Warrant attached hereto as Exhibit A (the “Notice of Exercise”), duly filled in and signed by the Holder, together with any other required transfer documents.

(ii) In the case of Global Warrants, Warrants may be exercised by following the relevant procedures of the Depositary.

                    (b) If either of the Warrant Certificate or the Notice of Exercise is received by the Warrant Agent after 5:00 P.M., New York time, on any Business Day, or, in respect of interests in a Global Warrant, the requirements of exercise set forth in Section 3.04(a)(ii) are not satisfied on or before 5:00 P.M., New York time, on any Business Day, the Warrants will be deemed to be exercised on the Business Day next succeeding the date such conditions to exercise set forth in Section 3.04(a) are met and such next succeeding Business Day shall be deemed to be the Exercise Date with respect to such Warrants. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. Any Warrants that have not been exercised prior to 5:00 p.m., New York time, on the Expiration Date shall be deemed to be exercised by the Holder thereof immediately prior to such time on the Expiration Date; provided that, for the avoidance of doubt, in no event shall any cash or shares of Common Stock be due from the Company in connection with the settlement of such Warrants for any Trading Day during the Observation Period for such Warrants if the Exercise Value for such Trading Day is less than or equal to the Exercise Price on such Trading Day.

                    (c) In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian.

                    (d) In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of this Agreement, the Holder shall be entitled, at the request of the Holder, to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofor represented by such Definitive Warrant less the number of Warrants then exercised, without payment of any service charge by the Holder but, if required by the Company or the Warrant Agent, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Definitive Warrant issued upon such exercise being different from the name of the Holder of the old Definitive Warrant surrendered for such exercise.

                    (e) If a Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depository, as applicable.

                    (f) If Net Share Settlement applies to any Warrant exercised or deemed exercised by a Holder, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon such exercise, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Warrant Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Warrant Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

          Section 3.05. Settlement Upon Exercise of Warrants.

                    (a) Upon any exercise of Warrants, (i) if the Company has elected (or is deemed to have elected) to settle such Warrants in shares of Common Stock as set forth in Section 3.05(d) (“Net Share Settlement”), the Company will deliver to the Holder of such Warrants in respect of each Warrant being exercised a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each of the 20 Trading Days during the Observation Period and cash for any fractional shares as described in Section 3.06, and (ii) if the Company has elected to settle such Warrants in cash as set forth in Section 3.05(d) (“Cash Settlement”), the Company will pay to the Holder of such Warrants in respect of each Warrant being exercised an amount in cash equal to the sum of the Daily Cash Amounts for each of the 20 Trading Days during the Observation Period. Settlement will occur on the third Business Day following the final Trading Day of the Observation Period.

                    (b) Subject to Section 3.02, upon any exercise of Warrants in compliance with Section 3.05(a)(i), the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent”, which may be the Warrant Agent) to cause to be registered in the Company’s direct registration system to or upon the written order of the Holder and in such name or names as the Holder may designate, a number of full shares of Common Stock so purchased upon the exercise of such Warrants (determined in accordance with Section 3.01, Section 3.04(a), Section 3.05(a) and Section 3.06) or other securities to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional shares of Common Stock otherwise issuable upon such exercise.

                    (c) Subject to Section 3.02, upon any exercise of Warrants in compliance with Section 3.05(a)(ii), the Company shall pay an amount determined in accordance with Section 3.01, Section 3.04(a) and Section 3.05(a) by wire transfer in immediately available funds to the exercising Holder’s account within the United States (as such Holder has notified to the Warrant Agent) or, with respect to any Global Warrant, by wire transfer of immediately available funds to the account of the Depositary or its nominee.

                    (d) The Company may elect the Settlement Method for any Warrants exercised or deemed exercised on any Exercise Date by delivering a notice (the “Settlement Notice”) of the relevant Settlement Method, through the Warrant Agent, to the Holders of such Warrants no later than the close of business on the Trading Day immediately following the relevant Exercise Date. If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement and the Company shall be deemed to have elected Net Share Settlement.

          Section 3.06. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. The number of shares of Common Stock that shall be issuable upon Net Share Settlement of any Warrants exercised or deemed exercised by a Holder at any time shall be computed on the basis of the aggregate number of shares of Common Stock issuable upon exercise of the Warrants being exercised or deemed exercised by that Holder at that time (determined in accordance with Section 3.01, Section 3.04(a) and this Section 3.06). If any fraction of a share of Common Stock would, except for the provisions of this Section 3.06, be issuable upon the exercise of Warrants, the Company shall pay an amount in cash equal to the VWAP of the Common Stock on the last Trading Day of the Observation Period, multiplied by such fraction, computed to the nearest whole cent.

          Section 3.07. Warrant Shares.

                    (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the exercise of all outstanding Warrants, including any Additional Shares.

                    (b) Before taking any action which would cause an adjustment decreasing the Exercise Price to an amount that would cause the Exercise Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Exercise Price.

                    (c) The Company covenants that all shares of Common Stock that may be issued upon exercise of the Warrants will, upon issue, be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof, except as set forth in Section 3.04(f); provided that if any adjustment to the Exercise Price is made and a Holder is deemed to recognize, as provided by applicable law, a distribution from the Company even though such Holder has not received any cash or property as a result of such adjustment, the Company shall be entitled to withhold (to the extent required by law) United States federal income tax, if any, on such deemed distribution from any amounts payable upon exercise of the Warrants.

                    (d) The Company covenants that, if any shares of Common Stock to be provided for the purpose of exercise of Warrants hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exercise of Warrants, the Company will in good faith and expeditiously, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

                    (e) The Company further covenants that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national securities exchange or national automated inter-dealer quotation system, the Company will, if permitted by the rules of such exchange or automated inter-dealer quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated inter-dealer quotation system, all Common Stock issuable upon exercise of the Warrants.

ARTICLE IV

Adjustment and Notice Provisions

          Section 4.01. Adjustments. Subject to the provisions of this Article IV (including without limitation Section 4.01(i) and Section 4.05), the Exercise Price shall be subject to adjustment, without duplication, under the following circumstances:

                    (a) in case the Company shall, at any time or from time to time while any of the Warrants are outstanding, (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, or (ii) split the outstanding shares of Common Stock into a greater number of such shares or combine outstanding shares of Common Stock into a smaller number of such shares, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x (OS0 / OS1)

where,

EP0	=	the Exercise Price in effect immediately prior to the Ex-Date of such dividend or distribution, or the effective date of such share split or combination, as applicable;
EP1	=	the Exercise Price in effect immediately after the opening of business on such Ex-Date or effective date, as applicable;
OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Date or effective date, as applicable; and
OS1	=

the number of shares of Common Stock outstanding immediately after the opening of business on such Ex-Date or effective date after giving effect to such dividend, distribution, share split or share combination.

               An adjustment to the Exercise Price made pursuant to this clause (a) will become effective immediately after the opening of business on the Ex-Date or effective date of such dividend, distribution, share split or share combination, as applicable.

               To the extent that a dividend, distribution, share split or share combination of the type described in this Section 4.01(a) is declared but not so paid or made, the Exercise Price shall again be readjusted to the Exercise Price that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

                    (b) in case the Company shall, at any time or from time to time while any of the Warrants are outstanding, issue rights or warrants (other than rights or warrants referred to in 4.01(c)) to all or substantially all holders of its outstanding Common Stock entitling them, for a period of not more than 45 calendar days from the date of such distribution, to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x (OS0 + Y) / (OS0 + X)

where,

EP0	=	the Exercise Price in effect immediately prior the Ex-Date for such issuance;
EP1	=	the Exercise Price in effect immediately after the opening of business on such Ex-Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

An adjustment to the Exercise Price made pursuant to this clause (b) will become effective immediately after the opening of business on the Ex-Date for such issuance.

To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price will be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Exercise Price will be readjusted to be the Exercise Price that would then be in effect if the Ex-Date for such issuance had not occurred.

                    (c) in case the Company shall, at any time or from time to time while any of the Warrants are outstanding, by dividend or otherwise, distribute shares of Capital Stock of the Company (other than the Common Stock), or evidences of its Indebtedness or other assets or property or rights, or warrants to acquire shares of Capital Stock of the Company or other securities (any of the foregoing, the “Distributed Assets”), to all or substantially all holders of its outstanding shares of Common Stock, excluding (i) dividends or distributions described in clauses (a) or (b) of this Section 4.01, (ii) dividends or distributions paid exclusively in cash, (iii) any dividends and distributions in connection with a Reorganization, and (iv) Spin-Offs to which the provisions set forth below in this clause (c) shall apply, then the Exercise Price will be adjusted based on the following formula:

               EP1 = EP0 x (SP0 – FMV) / SP0

where,

EP0	=	the Exercise Price in effect immediately prior to the Ex-Date for such distribution;
EP1	=	the Exercise Price in effect immediately after the opening of business on such Ex-Date;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV	=	the Fair Market Value on the Ex-Date for such distribution (as determined in good faith by the Board of Directors) of the Distributed Assets applicable to one share of Common Stock.

Notwithstanding the foregoing, no adjustment will be made to the Exercise Price under this clause (c) in the event that (i) the Fair Market Value of the Distributed Assets applicable to one share of Common Stock is equal to or greater than the average Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day Period ending on the Trading Day immediately preceding the Ex-Date for such distribution, or (ii) such average Closing Sale Prices exceeds such Fair Market Value by less than $1.00. In such cases, in lieu of the foregoing adjustment under this clause (c), each Holder of Warrants shall have the right to receive, at the same time as holders of the Common Stock and in addition to the shares of Common Stock (if any) issuable upon exercise of the Warrants, for each Warrant, the kind and amount of Distributed Assets such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Number of Warrant Shares immediately prior to the Ex-Date for such distribution.

If the Board of Directors determines the Fair Market Value of any distribution for purposes of this clause (c) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution (the “Reference Period”), to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be appropriate.

Notwithstanding the foregoing, in the event that any such dividend or other distribution consists of shares of Capital Stock of any class or series, or similar equity interest, of or relating to one or more of the Subsidiaries or other business units of the Company (a “Spin-Off”), the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x MP0 / (FMV0 + MP0)

where,

EP0	=	the Exercise Price in effect immediately prior to the end of the Valuation Period;
EP1	=	the Exercise Price in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the outstanding shares of Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices per share of the Common Stock over the Valuation Period.

The adjustment to the Exercise Price under this clause (c) in respect of a Spin-Off will occur on the last day of the Valuation Period; provided that in respect of any Warrants exercised during the Valuation Period, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Exercise Date for such Warrants in determining the applicable Exercise Price.

To the extent that such dividend or distribution is not so paid or made, the Exercise Price will be readjusted to the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

For purposes of this clause (c) and clauses (a) and (b) of this Section 4.01, any dividend or distribution to which this clause (c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any adjustment to the Exercise Price required by this clause (c) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further adjustment to the Exercise Price required by clauses (a) or (b) of this Section 4.01 with respect to such dividend or distribution shall then be made), except the Ex-Date for such dividend or distribution shall be substituted for “the Ex-Date for such dividend or other distribution” within the meaning of clause (a) of this Section 4.01 and the “Ex-Date for such issuance” within the meaning of clause (b) of this Section 4.01, and any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the opening of business on the Ex-Date for such dividend or distribution” within the meaning of clause (a) of this Section 4.01.

                    (d) in case the Company shall, at any time or from time to time while any of the Warrants are outstanding, by dividend or otherwise, make a distribution consisting exclusively of cash to all or substantially all holders of the outstanding Common Stock, other than (i) regular quarterly cash dividends (as determined in good faith by the Board of Directors) that do not exceed the Initial Dividend Threshold, and (ii) dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a merger or consolidation, the Exercise Price will be adjusted based on the following formula:

               EP1 = EP0 x (SP0 – C) / SP0

               where,

EP0	=	the Exercise Price in effect immediately prior to the Ex-Date for such distribution;
EP1	=	the Exercise Price in effect immediately after the opening of business on the Ex-Date for such distribution;
SP0	=	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and
C	=

the amount in cash per share the Company distributes to holders of the Common Stock in excess of the Initial Dividend Threshold; provided that if the distribution is not a regular quarterly cash dividend (as determined in good faith by the Board of Directors), the Initial Dividend Threshold will be deemed to be zero.

Whenever the Exercise Price is adjusted, the Initial Dividend Threshold shall be adjusted by multiplying the Initial Dividend Threshold then in effect by a fraction, the numerator of which is the Exercise Price prior to adjustment and the denominator of which is the Exercise Price following such adjustment.

An adjustment to the Exercise Price made pursuant to this clause (d) will become effective on the Ex-Date for such dividend or distribution. To the extent that such distribution is not so paid or made, the Exercise Price will be readjusted to the Exercise Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, no adjustment will be made to the Exercise Price under this clause (d) in the event that (i) the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution, or (ii) such Closing Sale Price exceeds the amount of such distribution by less than $1.00. In such cases, in lieu of the adjustment under this clause (d), each Holder of Warrants shall have the right to receive, at the same time as holders of the Common Stock and in addition to the shares of Common Stock (if any) issuable upon exercise of the Warrants, for each Warrant the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Number of Warrant Shares immediately prior to the Ex-Date for such distribution

                    (e) In case the Company or any Subsidiary of the Company makes, at any time or from time to time while any of the Warrants are outstanding, a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exercise Price will be decreased based on the following formula:

               EP1 = EP0 x (SP1 x OS0) / (AC + (SP1 x OS1))

               where,

EP0	=	the Exercise Price in effect immediately prior to the effective date of the adjustment set forth below;

EP1	=	the Exercise Price in effect immediately after the effective date of the adjustment set forth below;
AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires excluding, to the extent applicable, any shares purchased pursuant to such tender offer or exchange offer; and

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
SP1	=	the Closing Sale Price of the Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exercise Price pursuant to this clause (e) will become effective at the close of business on the Trading Day next succeeding the date such tender or exchange offer expires.

Notwithstanding the foregoing, no adjustment will be made to the Exercise Price under this clause (e) as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.

                    (f) Except as stated herein, the Company will not adjust the Exercise Price for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in an increase in the Exercise Price, no adjustment to the Exercise Price will be made (other than as a result of a share combination).

                    (g) To the extent permitted by law, the Company may in its sole discretion make such decreases in the Exercise Price, in addition to those required by clauses (a) to (e) of this Section 4.01, as the Board of Directors considers to be advisable to avoid or diminish any United States federal income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                    (h) To the extent permitted by applicable law, the Company from time to time may decrease the Exercise Price by any amount for any period of time, if the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Exercise Price is decreased under this clause (h) or clause (g), the Company shall mail to Holders of record of the Warrants a notice of the decrease, which notice will be given at least 15 days prior to the effectiveness of any such decrease, and such notice shall state the decreased Exercise Price and the period during which it will be in effect.

                    (i) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided that any adjustments that by reason of this clause (i) are not required to be made shall be carried forward and the Company shall take such carried-forward adjustments into account in an

y subsequent adjustment and make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1% on each Trading Day of any Observation Period.

                    (j) All calculations under this Section 4.01 shall be made by the Company (and the Company shall inform the Warrant Agent of any such calculations) and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

                    (k) Whenever the Exercise Price is adjusted as herein provided, the Company will provide notice to Holders of such adjustment either (i) by written notice to Holders in the manner provided in Section 6.04, (ii) by electronic communication to Holders, or (iii) by issuing a press release through Business Wire containing the relevant information and making such information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Warrant Agent an Officers’ Certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until an officer of the Warrant Agent shall have received such Officers’ Certificate, the Warrant Agent shall not be deemed to have knowledge of any adjustment of the Exercise Price and may assume that the last Exercise Price of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the Holder of each Warrant at its last address appearing on the Warrant Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                    (l) In any case in which this Section 4.01 provides that an adjustment shall become effective (i) upon the opening of business on an Ex-Date, or (ii) at the close of business on a day after the date a tender or exchange offer expires (each a “Determination Date”), the Company may elect to defer, until the occurrence of the applicable distribution, issuance of Common Stock or payment (an “Adjustment Event”) triggering an adjustment to the Exercise Price (A) issuing to the Holder of any Warrants exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock, if any, or other securities or property issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fractional share.

                    (m) For purposes of this Section 4.01, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                    (n) No adjustment to the Exercise Price shall be made pursuant to Section 4.01 on account of a distribution on Common Stock, if the Holders of the Warrants will otherwise participate for each Warrant in such distribution without exercise of such Warrant as a result of holding the Warrants at the same time and on the same terms as a holder of a Number of Warrant Shares.

                    (o) Notwithstanding the foregoing, no adjustment to the Exercise Price need be made for:

          (i) the issuance of any shares of Common Stock or rights to purchase Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan, or

          (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries.

                    Interest will not accrue on any cash into which the Warrants are convertible.

                    (p) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

                    (q) Notwithstanding this Section 4.01 and the other provisions of Article IV, if any adjustment to the Exercise Price becomes effective, or any Ex-Date (relating to a required adjustment to the Exercise Price) occurs, during the period beginning on an Exercise Date and ending on the close of business on the last Trading Day of the corresponding Observation Period, the Board of Directors may make such adjustments to the Exercise Price, the VWAP of the Common Stock or the number of shares of Common Stock issuable upon exercise of the Warrants, as may be necessary or appropriate to effect the intent of this Section 4.01 and the other provisions of Article IV and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this clause (q) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

          Section 4.02. Adjustment to Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to Section 4.01, the Number of Warrant Shares shall be adjusted by multiplying the Number of Warrant Shares immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price as so adjusted and rounding the result to the nearest 1/10,000th of a share.

          Section 4.03. Reorganizations.

                    (a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving the Company; or

(iii) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any other Person,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization”), then, at and after the effective time of such Reorganization, each Warrant will become exercisable into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Number of Warrant Shares that would have been issuable upon exercise of a Warrant immediately prior to such Reorganization would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Reorganization and, prior to or at the effective time of such Reorganization, the Company or the successor or purchasing Person, as the case may be, shall execute with the Warrant Agent an agreement with the Warrant Agent confirming the Holders’ rights pursuant to this Section 4.03 and providing for such change in the right to exercise each Warrant. If holders of Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization, the consideration into which the Warrants will be exercisable in connection with such Reorganization will be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

          Section 4.04. Adjustment to Number of Warrant Shares upon a Make-Whole Event.

                    (a) If and only to the extent a Holder elects to exercise Warrants at any time following the effective date of a Make Whole Event (the “Effective Date”) but before 5:00 p.m., New York time, on the Make Whole Termination Date, the Number of Warrant Shares applicable to such exercised Warrants will be increased by a number of additional shares of Common Stock (the “Additional Shares”). The number of Additional Shares of Common Stock shall be determined as set forth in clause (b) of this Section 4.04, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in such Make Whole Event. If holders of the Common Stock receive only cash in such Make Whole Event, the “Stock Price” shall be the cash amount paid per share. Otherwise, the “Stock Price” shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the Effective Date of such Make Whole Event.

                    (b) The number of Additional Shares per Warrant by which the Number of Warrant Shares shall be increased for exercises of Warrants in connection with a Make Whole

Event pursuant to clause (a) of this Section 4.04 will be as set forth in the following table, based on the Effective Date and the Stock Price for the Make Whole Event:

Incremental Shares to be Delivered per Warrant

	Effective Date

Stock Price	July 15, 2011	July 15, 2012	July 15, 2013	July 15, 2014	July 15, 2015	July 15, 2016	July 15, 2017

$71.64	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
75.00	0.0358	0.0380	0.0387	0.0361	0.0271	0.0083	0.0000
80.00	0.0776	0.0775	0.0755	0.0699	0.0571	0.0326	0.0000
85.00	0.1167	0.1149	0.1109	0.1031	0.0880	0.0602	0.0000
90.00	0.1309	0.1279	0.1226	0.1133	0.0969	0.0679	0.0000
95.00	0.1136	0.1097	0.1035	0.0934	0.0765	0.0479	0.0000
100.00	0.0991	0.0947	0.0879	0.0774	0.0607	0.0336	0.0000
120.00	0.0610	0.0559	0.0489	0.0393	0.0260	0.0087	0.0000
140.00	0.0407	0.0361	0.0302	0.0227	0.0134	0.0035	0.0000
160.00	0.0288	0.0251	0.0204	0.0148	0.0085	0.0023	0.0000
180.00	0.0214	0.0184	0.0148	0.0107	0.0062	0.0019	0.0000

          If the Stock Price or Effective Date for a Make Whole Event are not set forth in the table above, then:

          (i) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares of Common Stock will be determined by straight-line interpolation between the number of Additional Shares of Common Stock set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $180.00 per share (subject to adjustment as set forth in Section 4.04(c)), the number of Additional Shares of Common Stock will be zero; or

(iii) if the Stock Price less than $71.64 per share (subject to adjustment as set forth in Section 4.04(c)), the number of Additional Shares of Common Stock will be zero.

          Notwithstanding the foregoing, in no event will the Number of Warrant Shares, as increased by the number of Additional Shares determined pursuant to this clause (b), exceed 1.1309 shares per Warrant, such number of shares being subject to adjustment in a manner inversely proportional to adjustments to the Exercise Price.

                    (c) The numbers of Additional Shares of Common Stock set forth in the table in clause (b) of this Section 4.04 shall be adjusted, as of any date on which the Exercise Price is adjusted, in a manner inversely proportional to adjustments to the Exercise Price. The Stock Prices set forth in the table in clause (b) of this Section 4.04 and the prices per share set forth in Section 4.04(b)(ii) and (iii) shall be adjusted, as of any date on which the Exercise Price is adjusted, to equal the Stock Price or price per share applicable immediately prior to such adjustment, multiplied by a fraction of which:

(i) the numerator shall be the Exercise Price immediately prior to the adjustment; and

(ii) the denominator shall be shall be the Exercise Price as so adjusted.

                    (d) The Company shall provide written notice to all Holders of the anticipated Effective Date of any Make Whole Event that the Company knows, or reasonably should know, will occur at least 15 calendar days prior to such anticipated Effective Date.

                    (e) The Company shall provide written notice to all Holders of record as of the Effective Date of the Make Whole Event at their addresses shown in the Warrant Register (and to beneficial owners to the extent required by applicable law) of the occurrence of such Make Whole Event, the resulting adjustment to the Number of Warrant Shares and the last date on which Holders may exercise their Warrants in connection with such Make Whole Event (the “Make Whole Termination Date”), which shall be a date that is not less than 20 nor more than 35 calendar days after the date of the notice under this clause (e).

          Section 4.05. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon exercise of the Warrants, each share of Common Stock issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of exercise, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon exercise of the Warrants, the Exercise Price shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its Indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 4.01(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Section 4.06. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE V

Warrant Agent

          Section 5.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

          Section 5.02. Rights and Duties of Warrant Agent.

                    (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants. All fees and expenses due the Warrant Agent shall be paid to the Warrant Agent by the Company. The Warrant Agent shall have no duty to determine which costs, if any, under this Agreement shall be borne by the Holders or by the Company.

                    (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                    (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                    (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

                    (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock upon the surrender of any Warrant Certificate for the purpose of exercise.

          Section 5.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          Section 5.04. Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

          Section 5.05. Compensation and Indemnity. The Company agrees that the Warrant Agent is entitled, from time to time, to reasonable compensation for its services as agreed and to reimbursement for reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel as agreed. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity, and the Company, at its option, may control the defense of such claim with counsel of the Company’s choice. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The Company’s payment and indemnification obligations pursuant to this Section 5.05 shall survive the termination of this Agreement.

          Section 5.06. Successor Warrant Agent.

                    (a) Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a competent and reputable Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                    (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees in writing. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees in writing. Notwithstanding the foregoing, any resignation or removal under this Section 5.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

                    (c) The Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                    (d) Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                    (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation shall be qualified as aforesaid.

ARTICLE VI

Miscellaneous

          Section 6.01. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

          Section 6.02. Rights of Holders. Holders of unexercised Warrants, as such, have no rights as stockholders and are not entitled to exercise any rights whatsoever as stockholders of the Company, including, but not limited to the rights to (i) receive dividends or other distributions except as expressly provided in this Agreement, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, or (v) exercise any preemptive right.

          Section 6.03. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of any of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants; provided further that the consent of each Holder affected thereby shall be required for any amendment pursuant to which (i) the Exercise Price would be changed (other than pursuant to adjustments provided for in Article IV), (ii) the number of shares issuable upon exercise of the Warrants would be decreased or the kind or amount of other property issuable upon exercise of the Warrants would be changed or decreased, as applicable (in each case, other than pursuant to adjustments provided for in Article IV), (iii) the time period during which the Warrants are exercisable would be shortened or the Holder’s right to exercise the Warrants would otherwise be materially impaired or (iv) the percentage of Holders required to amend the Warrants or this Agreement would be reduced. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, only Warrants outstanding at the time shall be considered in any such determination, and Warrants known to the Warrant Agent to be owned by the Company shall be disregarded and deemed not to be outstanding. The Company or the Warrant Agent may set a record date for any such direction, waiver or consent and only the Holders as of such record date shall be entitled to make or give such direction, waiver or consent.

          Section 6.04. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

          if to the Company:

Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202

Attention: General Counsel
Facsimile: (410) 454-4607

with copies to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: James S. Scott, Sr./John A. Marzulli, Jr.
Facsimile: 646-848-7707

if to the Warrant Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Telephone: 718-921-8317 or 877-248-6417
Facsimile: 718-234-5001
Attention: Corporate Reorg Department

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: General Counsel

          The Company or the Warrant Agent each by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Warrant Register and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 6.05. Governing Law. This Agreement, the Warrant Certificates and the Warrants will be governed by and construed in accordance with the laws of the State of New York.

          Section 6.06. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

          Section 6.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

          Section 6.08. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 6.09. Withholding. The Company agrees that, as of the date hereof, applicable law does not require or impose any withholding or reduction for any tax or other governmental charge upon the distribution of the Warrants, and that the distribution of the Warrants shall be made free and clear of, and without reduction or withholding for, any tax or other governmental charge unless a change to applicable law requiring such a withholding or reduction occurs between the date hereof and the Closing Date (in which case the Company shall provide prompt notice of such change of law to the Holders). In the event of such a change of law, the Company, the Warrant Agent or their agents shall be entitled, but not obligated, to deduct and withhold the amount so required by withholding a portion or all of the Warrants otherwise deliverable in such amounts as they deem necessary to meet their withholding obligations, and shall also be entitled, but not obligated, to sell all or a portion of such withheld Warrants by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. To the extent that Warrants are so withheld, (i) the Company, the Warrant Agent or their agents, as applicable, shall remit to the applicable tax authority the amount required to be withheld from such distribution, and (ii) the withheld Warrants shall be treated for all purposes of this Agreement as having been distributed to the Holders in respect of which such deduction and withholding was made.

          Section 6.10. Holder Tax Certification. Each Holder shall render to the Company no later than the Closing Date an Internal Revenue Service Form W-9, W-8BEN or W-8IMY, as appropriate, duly executed by an officer of such Holder.

          IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

LEGG MASON, INC.,

By:

Name:
Title:

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC,
as Warrant Agent,

By:

Name:
Title:

EXHIBIT A

[FORM OF WARRANT]

[INCLUDE FOLLOWING GLOBAL SECURITIES LEGEND IF A GLOBAL WARRANT]

          [UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

          [THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

          (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

          (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO LEGG MASON, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

No. [ ]	Certificate [initially][2] for [ ] Warrants

WARRANTS TO PURCHASE COMMON STOCK OF
LEGG MASON, INC.

          THIS CERTIFIES THAT [CEDE & CO.]3 [                    ]4, or its registered assigns, is the registered holder of [the number of warrants as set forth in the “Schedule of Increases or Decreases in Global Security” attached hereto, in accordance with the rules of the Depositary]5 [the number of Warrants set forth above]6 (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from LEGG MASON, INC., a Maryland corporation (including any successor thereto, the “Company”), a number of shares of common stock, par value of $0.10 per share, of the Company (the “Common Stock”) equal to the Number of Warrant Shares, at the per share exercise price of $[88.00]7 (as such exercise price may be adjusted pursuant to Article IV of the Warrant Agreement, the “Exercise Price”). This Warrant Certificate shall terminate as of 5:00 p.m., New York time, on July 15, 2017 (the “Expiration Date”) or upon the exercise or deemed exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of [               ], 20[   ] (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder

2 Insert for a Global Warrant.

3 Insert for a Global Warrant.

4 Insert for a Definitive Warrant.

5 Inset for a Global Warrant.

6 Insert for a Definitive Warrant.

7 Subject to adjustment pursuant to Section 5.7 of the Note Exchange Agreement.

hereof upon written request to the Warrant Agent, 6201 15th Avenue, Brooklyn, New York 11219, Telephone: 718-921-8200, Attention: Corporate Trust Department.

          Subject to the terms of the Warrant Agreement, the Holder may exercise the Warrants at its option in whole or in part. As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day on and after the Issue Date. Any Warrants that have not been exercised prior to 5:00 p.m., New York time, on the Expiration Date shall be deemed to be exercised by the Holder thereof immediately prior to such time on the Expiration Date in accordance with Section 3.04(b) of the Warrant Agreement.

          No fractional shares of Common Stock will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the VWAP of the Common Stock on the last Trading Day of the Observation Period, multiplied by the fraction of a share of Common Stock that would be issuable on the exercise of any Warrant, computed to the nearest whole cent.

          All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

          The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

          The Warrants, and any claim, controversy or dispute arising under or related to the Warrants, shall be construed in accordance with and governed by the laws of the State of New York.

          In the case of any conflict between this Warrant Certificate and the Warrant Agreement, the provisions of the Warrant Agreement shall control and govern.

[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

LEGG MASON, INC.,

By:

Name:
Title:

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

DATED:

Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC,
as Warrant Agent,

By:

Authorized Signatory

ATTACHMENT 1

FORM OF NOTICE OF EXERCISE
(to be executed only upon exercise of Warrants)

LEGG MASON, INC.

          The undersigned hereby irrevocably elects to exercise_________________Warrants to acquire shares of Common Stock, par value $0.10 per share, of LEGG MASON, INC. (the “Common Stock”), or cash in lieu of such shares at the Company’s election, at an exercise price per share of Common Stock of $[88.00]8 (as such exercise may be adjusted pursuant to Article IV of the Warrant Agreement) and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Warrants exercised hereby to LEGG MASON, INC. and directs that the cash or shares of Common Stock payable or deliverable upon the exercise of such Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any such transfer or exchange.

Date:

[9]

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee by:

[8]	Subject to adjustment pursuant to Section 5.7 of the Note Exchange Agreement.

[9]

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be medallion guaranteed by an eligible guarantor institution.

Securities and/or check to be issued to:

If held in book-entry form through the Depository:

Depository Account Number:

Name of Agent Member:

If in definitive form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Holder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depository:

Depository Account Number:

Name of Agent Member:

If in definitive form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

FORM OF ASSIGNMENT AND TRANSFER

          For value received, the undersigned hereby sells, assigns and transfers unto_________________ _________________________ (_______ ) warrants (“Warrants”) to purchase shares of common stock, par value $0.10 per share, of LEGG MASON, INC. (the “Company”) evidenced by the attached Warrant Certificate and does hereby irrevocably constitute and appoint _____________attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing Warrants for the balance not so transferred, if any.

In connection with any transfer of the within Warrant occurring prior to the Resale Restriction Termination Date, as defined in the Warrant Agreement governing such Warrant, the undersigned confirms that such Warrant is being transferred:

☐ To Legg Mason, Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:

[10]

(Signature of Owner)

(Street Address)

[10]

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be medallion guaranteed by an eligible guarantor institution.

(City) (State) (Zip Code)

Medallion Guarantee by:

Name in which new Warrant(s) should be registered:

(Name)

(Street Address)

(City) (State) (Zip Code)

(social security or identifying number)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY11

The initial number of Warrants represented by the Global Warrants is [     ].

The following increases or decreases in this Global Security have been made:

Date of Exercise or Exchange	Decrease in number of Warrants in this Global Warrant Certificate	Increase in number of Warrants in this Global Warrant Certificate	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

[11]	To be included only if Warrants are in global form.

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

by and between

LEGG MASON, INC.

and

KKR I-L LIMITED

[                 ], 20[    ]

TABLE OF CONTENTS

1.	Definitions		1

2.	Registration Under the 1933 Act		4

	2.1	Shelf Registration	4
	2.2	Expenses	7
	2.3	Effectiveness	7
	2.4	Suspension	7

3.	Registration Procedures		8

4.	Indemnification; Contribution		11

5.	Distributions by Holders		15

6.	Miscellaneous		19

	6.1	No Inconsistent Agreements	19
	6.2	Amendments and Waivers	19
	6.3	Notices	20
	6.4	Successors	20
	6.5	Third Party Beneficiaries	21
	6.6	Specific Enforcement	21
	6.7	Counterparts	21
	6.8	Headings	21
	6.9	GOVERNING LAW	21
	6.10	Severability	21
	6.11	Entire Agreement	21
	6.12	Interpretation	21

INDEX OF DEFINED TERMS

1933 Act	1
1934 Act	1
Affiliate	1
Agreement	1
Automatic Shelf Registration Statement	1
Beneficially Own	1
Business Day	1
Closing Date	1
Common Stock	2
Company	1
Company Supported Distribution	2
Delay Period	15
Depositary	2
Effectiveness Period	2
Expiration Date	2
Free Writing Prospectus	2
Holder	2
indemnified party	11
Initial Purchaser	2
Issuer Free Writing Prospectus	2
KKR Holder	1
Majority Holders	2
Note Exchange Agreement	1
Notes	1
Number of Warrant Shares	2
Person	3
Pre-Announcement Periods	16
Prospectus	3
Questionnaire	5
Registrable Securities	3
Registration or Offering Expenses	3
Rule 144A	3
SEC	4
Securities	1
Sellers	1
Shelf Registration	4
Shelf Registration Statement	4
Sponsor	4
Substantial Distribution	4
Suspension Period	7
Threshold Amount	4
Underwriter	4
Warrant Agent	4
Warrant Agreement	4
Warrants	1
Well-Known Seasoned Issuer	4

- ii -

REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [               ], 20[    ], by and between LEGG MASON, INC., a Maryland corporation (the “Company”), and KKR I-L LIMITED (the “KKR Holder”).

          This Agreement is made pursuant to the Note Exchange Agreement, dated [               ], 20[    ] (the “Note Exchange Agreement”), by and among the Company, the Holders named on Schedule I thereto (the “Sellers”) and, for limited purposes, the Sponsor (as defined below), which provides for the repurchase by the Company from the Sellers of $1,250,000,000 aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2015 (the “Notes”). In consideration of the repurchase of the Notes, the Termination (as defined in the Note Exchange Agreement) and the amendment of certain agreements that were entered into when the Notes were issued, the Company desires to issue to the KKR Holder, Citibank, N.A., Credit Suisse International and HSBC Bank USA, National Association warrants (“Warrants”) to purchase shares of the Company’s Common Stock (as defined below). The Warrants, together with the shares of Common Stock deliverable upon exercise of the Warrants, are referred to herein as the “Securities.” In order to induce the KKR Holder to enter into the Note Exchange Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Note Exchange Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          “1933 Act” shall mean the Securities Act of 1933, as amended.

          “1934 Act” shall mean the Securities Exchange Act of l934, as amended.

          “Affiliate” shall have the meaning given to it in the Note Exchange Agreement.

          “Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 of the 1933 Act.

          “Beneficially Own” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

          “Business Day” shall mean any calendar day on which the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market and the Securities and Exchange Commission are open for trading or business, as the case may be.

          “Closing Date” shall have the meaning given to it in the Note Exchange Agreement.

          “Common Stock” shall mean any shares of common stock, $0.10 par value, of the Company and any other shares of common stock as may constitute “Common Stock” for purposes of the Warrant Agreement.

          “Company Supported Distribution” means a distribution of Warrants or Common Stock that are Registrable Securities in connection with which Holders have invoked their rights for cooperation from the Company under Section 5 of this Agreement.

          “Depositary” shall mean The Depository Trust Company and its successors or assigns, or any other depositary appointed by the Company; provided, however, that such appointed depositary must have an address in the Borough of Manhattan, in The City of New York, unless no such depositary is available.

          “Effectiveness Period” shall mean the period beginning on the date the Shelf Registration Statement is effective pursuant to Section 2.1 hereof and ending on the earlier of (i) such time as all the Securities cease to be Registrable Securities and (ii) the date that is 90 days following the Expiration Date.

          “Expiration Date” shall have the meaning given to it in the Warrant Agreement.

          “Free Writing Prospectus” shall have the meaning set forth in Rule 405 of the 1933 Act.

          “Holder” shall mean the KKR Holder, for so long as it owns any Registrable Securities, and each Affiliate of the Sponsor or the KKR Holder that Beneficially Owns Registrable Securities.

          “Initial Purchaser” shall mean an initial purchaser or placement agent in connection with the offer or sale of Securities pursuant to a Company Supported Distribution effected under Rule 144A.

          “Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the 1933 Act.

          “Majority Holders” shall mean Holders holding over 50% of the aggregate number of Warrants constituting Registrable Securities outstanding; provided that, for the purpose of this definition, a holder of shares of Common Stock delivered upon exercise of the Warrants, shall be deemed to hold an aggregate number of Warrants (in addition to the number of Warrants held by such holder) equal to the quotient of (A) the number of such shares of Common Stock held by such holder and (B) the Number of Warrant Shares in effect at the time of the exercise of the Warrants as determined in accordance with the Warrant Agreement; provided further that whenever the consent or approval of the Majority Holders or of a specified percentage of the Holders of Registrable Securities is required hereunder, Warrants or Common Stock delivered upon exercise of the Warrants that are held by the Company or any Subsidiary of the Company shall be disregarded, and Warrants held by any Holder shall be included in determining whether such consent or approval was given by the Majority Holders or such specified percentage of the Holders of Registrable Securities.

          “Number of Warrant Shares” shall have the meaning set forth in the Warrant Agreement.

          “Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

          “Prospectus” shall mean the prospectus relating to the Securities included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

          “Registrable Securities” shall mean all or any of the Securities; provided, however, that such Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have become effective under the 1933 Act and such Securities shall have been sold or transferred pursuant to such Shelf Registration Statement, (ii) such Securities have been transferred in compliance with Rule 144 under the 1933 Act (or any successor provision thereto), or (iii) such Securities shall have ceased to be outstanding.

          “Registration or Offering Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including: (i) all SEC registration and filing fees, (ii) in the case of a Company Supported Distribution for the benefit of the Holders, all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters, Initial Purchasers or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement and any Prospectus, and, in the case of a Company Supported Distribution, any offering or information memorandum, any amendments or supplements thereto, any securities sales agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, if any, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including, in the case of a Company Supported Distribution, the expenses of any “comfort letters”, (vii) the reasonable fees and expenses of the Warrant Agent, and any escrow agent or custodian, and (viii) the reasonable fees and expenses of a single counsel to the Holders in connection with the Shelf Registration Statement and in connection with a Company Supported Distribution, which counsel shall be selected by the Majority Holders, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder and, except as provided under clause (viii) above, all reasonable expenses and fees for all counsel and other professionals representing the Holders in connection with the sale or disposition of Registrable Securities.

          “Rule 144A” means Rule 144A under the 1933 Act.

          “SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

          “Shelf Effectiveness Deadline” shall mean the date 180 days after the Closing Date.

          “Shelf Registration” shall mean a registration effected pursuant to Section 2.1.

          “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein; provided, however, that a registration statement shall not be deemed a Shelf Registration Statement until such time as it includes a Prospectus relating to the Securities.

          “Sponsor” shall mean Kohlberg Kravis Roberts & Co. L.P.

          “Substantial Distribution” shall mean an offer and sale of Securities that are Registrable Securities of at least the Threshold Amount by one or more Holders to purchasers that are not Affiliates of the Company (other than the Sponsor or its Affiliates to the extent they are deemed to be “Affiliates” of the Company at such time), where such offer and sale is made pursuant to either Rule 144A or pursuant to a bona fide public offering made pursuant to the Shelf Registration Statement.

          “Threshold Amount” shall mean, with respect to an offer and sale of Securities that are Registrable Securities, an aggregate of at least 4,687,500 Warrants (calculated, with respect to Common Stock as set forth in the definition of “Majority Holders”); provided, however, if the proposed offer and sale of Securities relates to all of the Securities held by a Holder and its Affiliates, “Threshold Amount” shall mean an aggregate of at least 1,420,454 Warrants.

          “Warrant Agent” shall have the meaning set forth in the Warrant Agreement.

          “Warrant Agreement “ means the Warrant Agreement dated as of the date hereof between the Company and the Warrant Agent.

          “Underwriter” shall mean an underwriter, as defined in the 1933 Act, of the Securities in connection with an offering thereof under a Shelf Registration Statement pursuant to and in accordance with a Company Supported Distribution.

          “Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 of the 1933 Act.

          2. Registration Under the 1933 Act.

                    2.1 Shelf Registration.

                              (a) No later than 90 days after the Closing Date the Company shall, at its cost, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders that have provided the Questionnaire and the other information pursuant to Section 2.1(d). The Company shall, at its cost, use its commercially reasonable efforts to cause such Shelf Registration Statement to become or be declared effective under the 1933 Act as promptly as is reasonably practicable after such Shelf Registration Statement is filed, but in no event later than the Shelf Effectiveness Deadline. If the Company is a Well-Known Seasoned Issuer at the time of filing the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an Automatic Shelf Registration Statement.

                              (b) The Company shall, at its cost, use its commercially reasonable efforts, subject to Section 2.4, to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the 1933 Act in order to permit the Prospectus forming part thereof to be usable by Holders during the Effectiveness Period. Upon the expiration of an Automatic Shelf Registration Statement, so long as it remains a Well-Known Seasoned Issuer the Company shall file a new Shelf Registration Statement which shall be designated by the Company as an Automatic Shelf Registration Statement.

                              (c) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the 1933 Act, and (ii) not to contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances in which they were made) not misleading.

                              (d) Notwithstanding any other provision hereof, no Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a fully completed notice and questionnaire in the form attached hereto as Exhibit A (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement and in any application to be filed with or under state securities laws. At least 30 business days prior to the filing of the Shelf Registration Statement, the Company will provide notice to the Holders of its intention to file the Shelf Registration Statement. In order to be named as a selling securityholder in the Shelf Registration Statement or Prospectus at the time of effectiveness of the Shelf Registration Statement, each Holder must no later than 20 days following notice by the Company as set forth in the previous sentence, furnish in writing the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company and the Company will include the information from the completed Questionnaire and such other information, if any, in the Shelf Registration Statement and the Prospectus, as necessary and in a manner, so that upon effectiveness of the Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder’s Registrable Securities. Each Holder shall update such information upon the written request of the Company. From and after the date that the Shelf Registration Statement becomes effective, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company shall (i) within 20 Business Days after receipt of such Questionnaire and such other information, use commercially reasonable efforts to file any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Securities, provided that if a post-effective amendment to the Shelf Registration Statement is required, the Company shall not be obligated to file more than one such amendment for all such holders during one fiscal quarter, provided, further, that if such Questionnaire and such other information is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Questionnaire and such other information and shall take the action described in this Section 2.1(d) (i) within five Business Days after the expiration of the Suspension Period and (ii) if the Company files a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to become or be declared effective under the 1933 Act as promptly as practicable. Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(d), will not be named as selling securityholders in the Prospectus. Each Holder named as a selling securityholder in the Prospectus agrees to promptly furnish to the Company in writing all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Registrable Securities as the Company may from time to time reasonably request in writing for inclusion in the Shelf Registration Statement.

                              (e) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus it will do so only in accordance with Section 2.1(d) and subject to Section 2.4. Each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus (excluding those materials incorporated by reference therein) to the purchaser thereof or complying with Rule 153 under the 1933 Act and, following termination of the Effectiveness Period, to notify the Company, within ten days of a written request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement.

                              (f) The Company agrees that, in the context of a registered Company Supported Distribution, and only for the period of 30 days from the earlier of the public announcement or commencement of marketing efforts with respect to such Company Supported Distribution, unless it obtains the prior consent of the managing Underwriter (which consent shall not be unreasonably withheld or delayed), and each Holder agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder will be delivered to each such Holder and will not include any information that conflicts with the information contained in the Shelf Registration Statement or the Prospectus and that any such Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The Company agrees to supplement or amend the Shelf Registration Statement if required by the 1933 Act or the rules and regulations thereunder or by the instructions applicable to the registration form used by the Company or, to the extent the Company does not reasonably object, as reasonably requested by the KKR Holder with respect to information relating to the KKR Holder or by the Warrant Agent on behalf of the Holders covered by such Shelf Registration Statement with respect to information relating to such Holders, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after it is used or filed with the SEC; provided, however, that any such amendment or supplement filed by the Company via the EDGAR system will be deemed to have been furnished to the Holders of Registrable Securities.

                    2.2 Expenses. The Company shall pay all Registration or Offering Expenses in connection with the registration pursuant to Section 2.1 and, without duplication, in connection with a Company Supported Distribution pursuant to Section 5. Each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities.

                    2.3 Effectiveness. After a Shelf Registration Statement is effective, if the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

                    2.4 Suspension. Notwithstanding any other provision hereof, the Company may suspend the use of any Prospectus for a period not to exceed an aggregate of 60 days in any 90-day period or an aggregate of 120 calendar days in any 360-day period, as such period may be reduced pursuant to Section 5(b) hereof (each, a “Suspension Period”), if the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation plans for a registered public offering, an acquisition or other proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension (and, upon receipt of such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder is advised in writing that the Prospectus may be used, which notice the Company agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension), provided that 60 days shall be increased to 75 days if the Company shall have determined in good faith that the disclosure of previously undisclosed proposed or pending material business transaction would be reasonably likely to impede its ability to consummate such transaction. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (including the fact of the suspension), except as required by applicable law.

          3. Registration Procedures.

          In connection with the obligations of the Company with respect to the Shelf Registration, the Company shall, subject to the rights of the Company to invoke and maintain a Suspension Period in accordance with Section 2.4 of this Agreement without being in violation of any of the provisions hereof:

                              (a) not less than five days prior to filing the Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to the Shelf Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), furnish to the Holders or any Underwriter or designee thereof and one special counsel to the Holders or any Underwriter or designee thereof copies of all such documents proposed to be filed and use its commercially reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Holders or any Underwriter or designee thereof and such special counsel to the Holders or any Underwriter or designee thereof reasonably shall propose within three days of the delivery of such copies to the Holders or any Underwriter or designee thereof and counsel to the Holders or any Underwriter or designee thereof. In addition, if any Holder that has provided the Questionnaire and the other information required by Section 2.1(d) shall so request in writing, a reasonable time prior to filing any such documents, the Company shall furnish to such Holder copies of all such documents proposed to be filed and use its commercially reasonable efforts to reflect in each such document when so filed with the SEC such comments as such Holder reasonably shall propose within three Business Days of the delivery of such copies to such Holder;

                              (b) ensure that (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the 1933 Act, and (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                              (c) use its commercially reasonable efforts at all times, except as provided in Section 2.4, to take all steps necessary to effect and maintain the registration of all of the Registrable Securities covered by the Shelf Registration Statement;

                              (d) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period, subject to Section 2.4; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed in compliance with Rule 424 (or any similar provision then in force) under the 1933 Act and use its commercially reasonable efforts to comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended method or methods of distribution (as provided to the Company in the Questionnaires) by the selling Holders thereof;

                              (e) (i) notify in writing each Holder of Registrable Securities of the filing of a Shelf Registration Statement or any post-effective amendment to a Shelf Registration Statement and of when any such Shelf Registration Statement or any post-effective amendment to a Shelf Registration Statement has become effective; (ii) during the Effectiveness Period, furnish to each Holder of Registrable Securities that has provided the Questionnaires and the information required by Section 2.1(d) and to each Underwriter, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in writing, including financial statements and schedules and, if such Holder or Underwriter so requests, all exhibits thereto in connection with the sale or other disposition of the Registrable Securities; and (iii) subject to Section 2.4 and to any notice by the Company in accordance with Section 3(g) of the existence of any fact of the kind described in Sections 3(g)(i), (ii), (iii), (iv) and (v), hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and Underwriters of Registrable Securities that has provided the Questionnaire and the other information required by Section 2.1(d) in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

                              (f) use its commercially reasonable efforts to register or qualify or cooperate with the Holders and Underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement and each Underwriter shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to maintain such registration or qualification and to enable each such Holder and Underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                              (g) notify as promptly as reasonably practicable each Holder of Registrable Securities under a Shelf Registration that has provided the Questionnaire and the other information required by Section 2.1(d) and, if requested by such Holder, confirm such advice in writing promptly (i) of any request, following the effectiveness of the Shelf Registration Statement under the 1933 Act, by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the occurrence (but not the nature of or details concerning) of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (provided, however, that no notice by the Company shall be required pursuant to this clause (iii) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate 1934 Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of any determination by the Company that a post-effective amendment to such Shelf Registration Statement would be required by applicable law;

                              (h) provided a Holder (collectively with its Affiliates) then holds at least 1,420,454 Registrable Securities (calculated with respect to Common Stock, as set forth in the definition of “Majority Holders”), as promptly as reasonably practicable furnish to such Holder and any Underwriter or designee thereof (i) copies of any comment letters received from the SEC with respect to a Shelf Registration Statement and, if requested by such Holder in connection with an offering of Registrable Securities, copies of any comment letters received from the SEC with respect to any documents incorporated therein and (ii) any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information with respect to the Shelf Registration Statement and Prospectus;

                              (i) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest practicable moment or, if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period;

                              (j) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(g)(i), (ii), (iii), (iv) and (v), as promptly as practicable after the occurrence of such an event or within the time period required by Section 2.4, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, at such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder that has provided the Questionnaire and the other information required by Section 2.1(d) of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

                              (k) use its commercially reasonable efforts to cause all Registrable Securities which are Common Stock to be listed on any securities exchange or inter-dealer quotation system on which shares of Common Stock are then listed;

                              (l) make generally available to its security holders earning statements covering at least 12 months (which need not be audited) satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder as soon as reasonably practicable and, in any event, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year), or such longer period as may be permitted under the 1934 Act, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

                              (m) make a reasonable effort to provide such information as is required for any filings required to be made with the Financial Industry Regulatory Authority; and

                              (n) not later than the effective date of the Shelf Registration Statement, provide a CUSIP number for the Securities registered under the Shelf Registration Statement and provide the Warrant Agent with certificates for such Securities, free of any restrictive legends, in a form eligible for deposit with the Warrant Agent as custodian for Depositary.

          Without limiting the provisions of Section 2.1(d), the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Shelf Registration Statement under applicable law or pursuant to SEC comments and any information otherwise reasonably required by the Company to comply with applicable law or regulations.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(g)(i), (ii), (iii), (iv) and (v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) or written notice from the Company that the Shelf Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

          4. Indemnification; Contribution.

                              (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the KKR Holder, each Holder who provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d) and each of their respective directors, officers and employees and agents and each Person, if any, who controls the KKR Holder or such Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each of the foregoing is referred to herein as an “indemnified party”) (i) against any loss, claim, damage, liability or expense, as incurred, to which such indemnified party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below)

arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or, in each case, any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) against any and all reasonable out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) above; and to reimburse each indemnified party for any and all expenses (including the fees and disbursements of counsel chosen by the indemnified parties) as such expenses are reasonably incurred by such indemnified party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense incurred by an indemnified party to the extent, but only to the extent, (A) arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the Shelf Registration Statement (or, in each case, any amendment or supplement thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or (B) use of a Prospectus during a period when use of such Prospectus has been suspended pursuant to Section 2.4 hereof, provided that such Holder has received notice of such suspension. The indemnity agreement set forth in this Section 4(a) shall be in addition to any liabilities that the Company may otherwise have.

                              (b) Indemnification by the Holders. Each Holder who has provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), severally, but not jointly, agrees to indemnify and hold harmless the Company, the KKR Holder and the other selling Holders who have provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d) and each of their respective directors, officers, employees and agents and each Person, if any, who controls the Company, the KKR Holder or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or, in each case, any amendment thereto), any preliminary prospectus or the Prospectus included therein (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement (or, in each case, any amendment thereto), such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

                              (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (1) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party and (2) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict will arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be material legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than one local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                              (d) Settlements. The indemnifying party under this Section 4 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 4(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                              (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative fault of the indemnifying parties on the one hand and the indemnified parties and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any reasonable out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 4, each director, officer, employee and agent of any Holder, or each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder, and each director, officer, employee or agent of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                              (f) The provisions of this Section 4 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any indemnified person referred to in this Section 4, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

          5. Distributions by Holders

                              (a) If the Company shall at any time receive a written request from Holders then able to participate in a Substantial Distribution that in the aggregate have Beneficial Ownership of at least the Threshold Amount of Registrable Securities (i) that the Company assist in a Substantial Distribution, (ii) stating that such Holders have a current bona fide intent to effectuate a Substantial Distribution and (iii) providing verification that such Holders Beneficially Own at least the Threshold Amount of Registrable Securities, the Company will (x) provide reasonable notice of the request to each Holder pursuant to which the Company will offer to include such Holder’s Registrable Securities in such Substantial Distribution upon a written request from such Holder received by the Company within 10 days of such notice (such request to specify the number of such Holder’s Registrable Securities that such Holder requests be included in such Substantial Distribution) and (y) provide such Holders (including such Holders that submitted a written request within such ten-day period) with its reasonable cooperation, as requested by such Holders, to facilitate such Substantial Distribution; provided, that the Company shall only be required to assist the Holders with an aggregate of three such Substantial Distributions; provided, further, that the Company shall not be required to assist any Holders with a Substantial Distribution more than twice in any 365 day period; and provided, further, that the Company will only be required to provide Holders with such cooperation until the earlier of consummation of the Company Supported Distribution or 45 days following the earlier of the public announcement or commencement of marketing efforts with respect to such distribution. Under any circumstances and for such periods as the Company would be permitted to initiate a Suspension Period pursuant to Section 2.4, the Company shall have the right to delay the commencement (e.g., the taking of any external activity, but not including internal, non-public preparatory work) of a Company Supported Distribution (a “Delay Period”) for a period of days which, when aggregated with any pending or prior Suspension Periods and Delay Periods, would not exceed the 60 and 120-day limits set forth in Section 2.4 without, in the context of a registered Company Supported Distribution, formally initiating a Suspension Period, provided that any such Delay Periods may not exceed and shall reduce (on a day-for-day basis) the 60 and 120-day limits referred to in Section 2.4 unless otherwise agreed by the Majority Holders participating in such registered Company Supported Distribution In addition, under no circumstances shall the Company be required to commence a Company Supported Distribution at any time during the three week period immediately preceding the scheduled public disclosure of results for any quarter (the “Pre-Announcement Periods”) and any delay during that time shall not be counted against the Suspension Period. If a request for a Company Supported Distribution has been made before any Delay Period or Pre-Announcement Period, however, the Company will provide reasonable cooperation as is reasonably requested during such Delay Period or Pre-Announcement Period to permit such Company Supported Distribution to be commenced promptly following the expiration of such Delay Period or Pre-Announcement Period. For the avoidance of doubt, any Company Supported Distribution shall not require any pre-clearance under any stock trading policies of the Company in effect at such time.

          For purposes of the three Substantial Distributions with which the Company is required to provide the Holders with assistance, it shall be deemed to be a Substantial Distribution for which the Company has provided assistance if the Holders request such assistance and the Substantial Distribution is cancelled, terminated or otherwise not consummated, unless such cancellation, termination or failure to consummate such Substantial Distribution is based upon material adverse information concerning the Company of which the Holders initiating such Substantial Distribution were not aware at the time of such request.

                              (b) In furtherance of the Company’s undertakings, and subject to the limitations in Section 5(a), the Company agrees to use its commercially reasonable efforts to enter into such customary agreements (on terms reasonably acceptable to the Company) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities being offered and sold in a Substantial Distribution by the Holders in which the Company provides cooperation, including:

                              (i) using commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof addressed to the Underwriters or Initial Purchasers, if any, covering matters as are customarily requested in opinions covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

                              (ii) using commercially reasonable efforts to obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement or offering memorandum, as the case may be) addressed to the Underwriters or Initial Purchasers, if any, such letters covering matters as are customarily requested in comfort letters covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

                              (iii) making reasonably available for inspection by each Holder and the Underwriters or Initial Purchasers, if any, participating in any Substantial Distribution, and any attorney, accountant or other agent retained by any such Holder or Underwriter or Initial Purchaser, all relevant financial and other records and pertinent corporate documents of the Company as are customarily made available in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

                              (iv) using commercially reasonable efforts to cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information, and causing appropriate persons to be reasonably available for discussions concerning such documents, as reasonably requested by any such Holder, Underwriter, Initial Purchaser, attorney, accountant or agent in connection with any such Substantial Distribution as is customary for similar due diligence examinations;

                              (v) delivering such documents and certificates (including an offering or information memorandum in the context of a Substantial Distribution effected pursuant to Rule 144A) to the Holders and the Underwriters or Initial Purchasers, if any, as may be reasonably requested by such Holders, Underwriters or Initial Purchasers and as are customarily delivered in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

                              (vi) making appropriate members of senior management, which shall, in the Company’s discretion, not include the Chief Executive Officer of the Company, reasonably available to participate in one due diligence conference call lasting no more than one hour with the Underwriters, the Initial Purchasers and the Holders participating in such Substantial Distribution; provided, that in the event of a Substantial Distribution in excess of 4,687,500 Registrable Securities (calculated with respect to Common Stock as set forth in the definition of “Majority Holders”) the Company shall, in addition to the foregoing, make appropriate members of senior management, which shall include the Chief Executive Officer of the Company at the request of such Holders, reasonably available to participate in one conference call lasting no more than one hour with potential investors, but for the avoidance of doubt, such members of senior management (A) shall only be required to review the Company and its business in any such conference call, (B) shall not be required to address the suitability of any investment in the Warrants or the terms of the Warrants in any such conference call, and (C) shall not be required to provide any projections in any such conference call;

                              (vii) if an underwriting or purchase, sale or agency agreement is entered into, causing the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 with respect to the Underwriters or Initial Purchasers and all other parties to be indemnified pursuant to said Section or, at the request of any Underwriters or Initial Purchasers, in the form customarily provided to such Underwriters or Initial Purchasers in similar types of transactions;

                              (viii) not selling, offering or agreeing to sell, granting any option for the sale of, or otherwise transferring or disposing of securities of the same type (including any underlying securities) as the Registrable Securities included in such Substantial Distribution, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to the pricing of such Substantial Distribution and until the earlier of (A) the end of any lock-up period which the Underwriters or Initial Purchasers deem is necessary to effectuate the Substantial Distribution (which in no event will be greater than 45 days), which lock-up period shall begin on the date of the pricing of such Substantial Distribution, and (B) the abandonment of such Substantial Distribution, provided that the Company may offer, issue and sell shares of securities of the same type (including any underlying securities) as the Registrable Securities (1) pursuant to any employee, officer or director stock or benefit plan, (2) upon the conversion or exercise of securities, or rights with respect to any such securities, outstanding on the date of the commencement of the Substantial Distribution, or (3) issued or to be issued by the Company in connection with an acquisition; and

                              (ix) (A) causing the Chief Executive Officer, the Chief Financial Officer and each other executive officer of the Company as the Underwriters or the Initial Purchasers reasonably determine is necessary to effectuate such Substantial Distribution, and (B) requesting each director of the Company and each Person who then Beneficially Owns more than 5% of the Common Stock, to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 under the 1933 Act) of any Common Stock during the period of no more than 45 days referred to in clause (viii) above (except as part of such Substantial Distribution, if otherwise permitted and subject to reasonable and customary exceptions including, but not limited to, the exercise of stock options or warrants), unless each Holder and the Underwriters or Initial Purchasers, if any, participating in any Substantial Distribution otherwise agree.

          Other than as provided in this Section 5 (and in the context of a registered Substantial Distribution, the other applicable provisions of this Agreement), the Company shall not be obligated to cooperate to facilitate any underwritten offering to facilitate a Substantial Distribution or otherwise. For the avoidance of doubt, (1) the Company shall not be required to provide an opinion on an investment in the Registrable Securities to facilitate a Substantial Distribution or otherwise and (2) the Company shall not be required to participate in more than one conference call lasting no more than one hour with potential investors, and for the avoidance of doubt, the members of senior management of the Company participating in any such call (A) shall only be required to review the Company and its business in such conference call, (B) shall not be required to address the suitability of any investment in the Warrants or the terms of the Warrants, and (C) shall not be required to provide any projections.

          In connection with any Substantial Distribution in which the Company provides assistance to the Holders or the Underwriters or the Initial Purchasers thereto, if any, the Company may require each Holder or Underwriter or Initial Purchaser, and their attorneys, accountants or agents retained by them, to maintain in confidence and not to disclose to any other person any information or records provided as part of such assistance and reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in the Shelf Registration Statement or the prospectus or offering or information memorandum included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (D) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or other confidentiality obligations or duties, as the case may be.

                    If any of the Registrable Securities to be sold in a Substantial Distribution are to be sold in an underwritten offering, the Underwriter or Underwriters and Initial Purchaser or Initial Purchasers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

          (h) This Section 5 shall terminate, and the Holders shall have no rights pursuant to this Section 5, upon the earlier to occur of (i) the date on which the Holders collectively Beneficially Own less than 1,420,454 Registrable Securities (calculated with respect to Common Stock as set forth under the definition of “Majority Holders”) and (ii) the termination of the Effectiveness Period.

          6. Miscellaneous.

                    6.1 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The rights granted to the Holders hereunder do not for the term of this Agreement conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

                    6.2 Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided, however, if the proposed amendment, qualification, modification, supplement or waiver, as the case may be, has a material and disproportionate adverse effect on certain Holders as compared to the remaining Holders, the consent of the Holders so affected will be required in addition to the consent of the Majority Holders; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 6.2 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of each Holder, except that any provision of this Section 6.2 which provides that an amendment to this Agreement may be made upon the written consent of the Majority Holders may itself be amended, qualified, modified or supplemented, and waivers or consents to departures from any such provision may be given if the Company obtains the written consent of the Majority Holders. Notwithstanding the foregoing (except the foregoing provisos), (i) a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of the Registrable Securities being sold rather than registered under such Shelf Registration Statement and (ii) this Agreement may be amended by a written agreement between the Company and the Majority Holders, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 6.2, shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder. Notwithstanding the foregoing, Section 5 may only be amended, qualified or supplemented if approved by the Holders.

                    6.3 Notices. All notices, consents and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, any courier guaranteeing overnight delivery or by electronic delivery (a) if to a Holder, in the manner set forth in the Warrant Agreement; and (b) if to the Company, initially at the Company’s address set forth in the Note Exchange Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 6.3.

          All such notices and communications shall be deemed to have been duly given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid.

          Copies of all such notices, demands, or other communications to any Holder shall be deemed to have been duly given, if such notice has been duly given to the Warrant Agent under the Warrant Agreement, at the address specified in such Warrant Agreement.

                    6.4 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Holders, their respective successors and the indemnified persons referred to in Section 4; provided that in no event shall any Person who Beneficially Owns or otherwise owns or holds any Registrable Securities, other than a Holder, have any benefit or any legal or equitable right, remedy or claim under this Agreement; provided, further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Note Exchange Agreement or the Warrant Agreement. Any Registrable Securities acquired by a Holder in any manner, whether by operation of law or otherwise, shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Holder shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Note Exchange Agreement and the Warrant Agreement, and such Holder shall be entitled to receive the benefits hereof.

                    6.5 Third Party Beneficiaries. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the KKR Holder, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                    6.6 Specific Enforcement. Without limiting the remedies available to the KKR Holder and the other Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2.1 may result in material irreparable injury to the KKR Holder or the other Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the KKR Holder or any other Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Section 2.1.

                    6.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                    6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                    6.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                    6.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                    6.12 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LEGG MASON, INC.

By:

Name:
Title:

[SIGNATURE PAGE—REGISTRATION RIGHTS AGREEMENT]

Confirmed and accepted as of the date first above written:

KKR I-L LIMITED

By:

Name:
Title:

[SIGNATURE PAGE—REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

SELLING SECURITYHOLDER QUESTIONNAIRE

          The undersigned beneficial owner (the “Selling Securityholder”) of the Warrants (the “Warrants”) of Legg Mason, Inc. (the “Company”) or the shares of the Company’s Common Stock, par value $0.10 per share, issuable upon exercise of the Warrants (the “Common Stock” and, together with the Warrants, the “Registrable Securities”) hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement, dated as of [               ], 20[    ], by and between the Company and KKR I-L Limited.

          Selling security holders that do not complete this Questionnaire and deliver it to the Company as provided below will not be named selling security holders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

          Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors, the Company’s officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Selling Securityholder Questionnaire. The undersigned hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

          Certain legal consequences arise from being named a selling security holder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial holders are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling security holder in the Shelf Registration Statement and the related prospectus.

          The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(2)	Address for Notices to Selling Securityholder:

Telephone (including area code): __________________________________________________________________________________

Fax (including area code): _______________________________________________________________________________________

Contact Person: _______________________________________________________________________________________________

(3)	Beneficial Ownership of Registrable Securities:

(a) Type and Number of Registrable Securities beneficially owned:

(b) CUSIP No(s). of such Registrable Securities beneficially owned:

(4)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

(a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

(b) CUSIP No(s). of such Other Securities beneficially owned:

(5)	Relationship with the Company:

          Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the

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past three years.

State any exceptions here: _________________________________________________________________________________________

(6)	Is the Selling Securityholder a registered broker-dealer?

	Yes	☐

	No	☐

If “Yes”, please answer subsection (a) and subsection (b):

	(a)	Did the Selling Securityholder acquire the Registrable Securities as compensation for underwriting/broker-dealer activities to the Company?

			Yes	☐

			No	☐

	(b)	If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Securities:

(7)	Is the Selling Securityholder an affiliate of a registered broker-dealer?

	Yes	☐

	No	☐

If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

	(a)	Did the Selling Securityholder purchase the Registrable Securities in the ordinary course of business (if no, please explain)?

			Yes	☐

			No	☐ Explain:

(b)

Did the Selling Securityholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities at the same time the Registrable Securities were originally purchased (if yes, please explain)?

			Yes	☐ Explain:

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			No	☐

(8)	Is the Selling Securityholder a non-public entity?

	Yes	☐

	No	☐

If “Yes”, please answer subsection (a):

	(a)	Identify the natural person or persons that have voting or investment control over the Registrable Securities that the non-public entity owns:

(9)	Plan of Distribution:

          Except as set forth below, the undersigned Selling Securityholder (including its donees and pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, in accordance with the Registration Rights Agreement, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve cross or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume. The undersigned Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here: _________________________________________________________________________________________

          The undersigned Selling Securityholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf

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Registration Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

          Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

          In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law or by the staff of the Commission for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

          By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

          By signing below, the undersigned agrees that if the Company notifies the undersigned that Shelf Registration Statement is not available, the undersigned will suspend use of the prospectus until notice from the Company that the prospectus is again available.

          Once this Selling Securityholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Securityholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item (3) above. This Selling Securityholder Questionnaire shall be governed in all respects by the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner

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By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED
SELLING SECURITYHOLDER QUESTIONNAIRE TO THE COMPANY AT:

LEGG MASON, INC.
100 International Drive
Baltimore, MD 21202

Fax:

Attn:	Tom Merchant, Deputy
General Counsel

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EXHIBIT C-1

FORM OF OPINION OF SHEARMAN & STERLING LLP

To the Holders listed in Schedule I to
the Note Exchange Agreement referred to below

and

Kohlberg Kravis Roberts & Co. L.P.

Legg Mason, Inc.
Repurchase of
2.5% Senior Convertible Notes due 2015

Ladies and Gentlemen:

          We have acted as counsel to Legg Mason, Inc., a Maryland corporation (the “Company”), in connection with the repurchase by the Company of its 2.50% Convertible Senior Notes due 2015 (the “Notes”) pursuant to the Note Exchange Agreement, dated as of [               ], 20[    ] (the “Note Exchange Agreement”), among the Company and each of you. In consideration for the repurchase of the Notes and the Termination, the Company shall issue to the Holders warrants (the “Warrants”) to purchase shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”). This opinion is furnished to you pursuant to Section 6.1(j) of the Note Exchange Agreement. Unless otherwise defined herein, terms defined in the Note Exchange Agreement are used herein as therein defined.

          In that connection, we have reviewed originals or copies of the following documents:

(a)	The Note Exchange Agreement;

(b)	The Warrant Agreement, dated as of [ ], 20[ ] (the “Warrant Agreement”);

(c)	The Warrants;

(d)	The Registration Rights Agreement, dated as of [ ], 20[ ], between the Company and KKR I-L Limited (the “Registration Rights Agreement”); and

(e)	The Amended and Restated Standstill Agreement, dated as of [ ], 20[ ], between the Company and Kohlberg Kravis Roberts & Co. L.P. (the “Amended and Restated Standstill Agreement”).

The documents described in the foregoing clauses (a) through (e) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed the following:

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(a) The Articles of Incorporation and By-Laws of the Company, as certified by an officer of the Company.

(b) A specimen copy of the share certificate representing the Common Stock.

(c) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the Note Exchange Agreement and the other Opinion Documents and in certificates of public officials and officers of the Company.

(e) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f) That:

(i) The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii) The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii) The execution, delivery and performance by the Company of the Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

(A) contravene its articles of incorporation, bylaws or other organizational documents;

(B) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

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(C) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(iv) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

                    “Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

          Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

          1. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except as may be required under the Securities Act in connection with the registration statements contemplated by the Registration Rights Agreement and as may be required under the securities or blue sky laws of any jurisdiction in connection with the offer and sale of the Warrants and, except for the authorizations, approvals, actions, notices and filings specified in the Note Exchange Agreement.

          2. The Note Exchange Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          3. The Registration Rights Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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          4. The Amended and Restated Standstill Agreement has been duly executed and delivered and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5. The Warrant Agreement has been duly executed and delivered and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          6. The Warrants have been duly executed by the Company and, when delivered in exchange for the Notes and the Termination as provided in the Note Exchange Agreement, the Warrants will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

Our opinions expressed above are subject to the following qualifications:

          (a) Our opinions in paragraphs 2, 3, 4, 5 and 6 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

          (b) Our opinions in paragraphs 2, 3, 4, 5 and 6 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) Our opinions are limited to (i) Generally Applicable Law and (ii) in the case of our opinion in paragraph 7 above, the Investment Company Act of 1940, as amended, and we do not express any opinion herein concerning any other law.

(d) The enforcement of any rights to indemnity and contribution in our opinions in paragraphs 2 and 3 above may be limited by federal and state securities laws and principles of public policy.

          This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

          This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

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EXHIBIT C-2

FORM OF OPINION OF THE GENERAL COUNSEL CORPORATE OF THE COMPANY

To the Holders listed in Schedule I
to the Note Exchange Agreement referred to below

and

Kohlberg Kravis Roberts & Co. L.P.

Ladies and Gentlemen:

          You have requested me, as General Counsel Corporate of Legg Mason, Inc., a Maryland corporation (the “Company”), to render my opinion in connection with the repurchase by the Company of its 2.50% Convertible Senior Notes due 2015 (the “Notes”) pursuant to the Note Exchange Agreement, dated as of [               ], 20[    ], (the “Note Exchange Agreement”), among the Company and each of you. In consideration for the repurchase of the Notes and the Termination, the Company shall issue to the Holders warrants (the “Warrants”) to purchase shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”). This opinion is furnished to you pursuant to Section 6.1(h) of the Note Exchange Agreement. Unless otherwise defined herein, terms defined in the Note Exchange Agreement are used herein as therein defined.

          In my capacity as General Counsel Corporate of the Company, I have examined the Note Exchange Agreement, the Registration Rights Agreement, dated as of [               ], 20[    ], between the Company and KKR I-L Limited (the “Registration Rights Agreement”), the Amended and Restated Standstill Agreement, dated as of [               ], 20[    ], between the Company and Kohlberg Kravis Roberts & Co. L.P. (the “Amended and Restated Standstill Agreement”), the Warrant Agreement, dated as of [               ], 20[    ] (the “Warrant Agreement”) and the Warrants, originals, or copies identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examinations, I have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to me and the conformity to authentic originals of all documents submitted to me as copies. As to factual matters, I have relied upon the truthfulness of the representations of the Company made in the documents discussed above and in certificates of public officials and officers of the Company.

          My opinions set forth herein are limited to the federal securities laws of the United States of America and the Maryland General Corporation Law, and I do not express any opinion herein concerning any other law or any other matter not expressly addressed below.

          Based upon and subject to the foregoing, I am of the opinion that:

(i)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

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(ii)	The Company has all requisite corporate power and authority to conduct its business as currently conducted.

(iii)

The Company has all requisite corporate power to execute, deliver and perform, and has duly authorized, executed and delivered the Note Exchange Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants and the execution, delivery and performance by the Company of the Note Exchange Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants have been duly authorized by all necessary corporate action and do not (A) contravene the Company’s articles of incorporation or bylaws, (B) assuming (i) the accuracy of the representations as to factual matters made by the Holders in Section 4 of the Note Exchange Agreement, (ii) the consents, approvals, orders and authorizations referred to in clause (ii) of Section 3.6 of the Note Exchange Agreement have been obtained and (iii) the expiration and termination of applicable waiting periods referred to in clause (i) of Section 3.6 of the Note Exchange Agreement, violate any law, rule or regulation to my knowledge applicable to it, or (C) result in any conflict with or breach of any material agreement binding on the Company of which I am aware, (1) other than, in the cases of clauses (B) and (C) above, as would not, individually or in the aggregate, have a Material Adverse Effect and (2) in the case of clause (B) above, except for potential issues under ERISA if, as a result of the issuance of the Common Stock, the recipient Beneficially Owns 10% of the total outstanding Common Stock and the Company’s investment products are invested in products sponsored by the recipient.

(iv)	The Company’s authorized capital stock is as set forth in Section 3.2(a) of the Note Exchange Agreement.

(v)

The Common Stock reserved for issuance upon exercise of the Warrants has been duly authorized, and when issued upon exercise of the Warrants, all such Common Stock will be validly issued, fully paid and nonassessable and the issuance of the Common Stock will not be subject to any preemptive or similar rights.

(vi)

All governmental consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of each of the Note Exchange Agreement, the Registration Rights Agreement, the Amended and Restated Standstill Agreement, the Warrant Agreement and the Warrants and the issuance of the Common Stock upon exercise of the Warrants have been obtained or made, other than (i) the expiration or termination of any applicable waiting periods under the HSR Act or any applicable requirements under foreign law in connection with the issuance of Common Stock upon exercise of the Warrants, (ii) those to be obtained in connection with the registration of Securities under the Registration Rights Agreement under the applicable requirements of the Securities Act and Exchange Act and any related filings and approvals under applicable state securities laws, and (iii) such consents, approvals, orders and authorizations the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect.

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(vii)

To my knowledge, there are no (i) investigations or proceedings pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their properties or assets, (ii) actions, suits, arbitrations, claims or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, at law or in equity, or (iii) orders, judgments or decrees of any Governmental Entity against the Company or any of its Subsidiaries, which, in the case of clauses (i), (ii) or (iii), individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

          I am furnishing this opinion solely for your benefit. This opinion may not be relied upon by any other person without my express written consent. Copies of this opinion may not be furnished to any other person, nor may any portion of this opinion be quoted, circulated or referred to in any other document, except as may be required pursuant to applicable law. This opinion letter speaks only as of the date hereof. I expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

Thomas C. Merchant

General Counsel Corporate

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EXHIBIT D

FORM OF AMENDED AND RESTATED STANDSTILL AGREEMENT

[               ], 20[    ]

Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street
New York, NY 10019

Amended and Restated Standstill Agreement

Ladies and Gentlemen:

          Reference is made to that certain letter agreement (the “Standstill Agreement”) dated as of January 14, 2008 between Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and Legg Mason, Inc. (“LM”). In connection with the acquisition by one or more affiliates of KKR (the “Transaction”) of warrants (the “Warrants”) to purchase shares of LM’s common stock, par value $0.10 per share (“Common Stock”), having the terms set forth in the warrant agreement dated as of [          ], 20[    ] (the “Warrant Agreement”), and as a condition to LM’s execution of the Note Exchange Agreement of even date herewith (the “Note Exchange Agreement”), LM and KKR hereby enter into this letter agreement (this “Agreement”) amending and restating the Standstill Agreement as follows.

          KKR agrees, during the period (the “Standstill Period”) from the date hereof until such time as neither KKR nor any of its affiliates beneficially owns or Owns any Warrants or a number of shares of Common Stock issued upon the exercise of any Warrants that exceeds 4.9% of the outstanding shares of Common Stock, that it and its Representatives will not, directly or indirectly, unless consented to in advance by the Chief Executive Officer or the lead independent director of LM: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of LM or any of its affiliates, provided, however, that KKR and its affiliates may acquire beneficial ownership or Ownership of (A) any or all of the Warrants issuable by LM pursuant to the Note Exchange Agreement, (B) any shares of Common Stock issued upon the exercise of Warrants pursuant to the terms of the Warrant Agreement or upon the conversion of any 2.50% Convertible Senior Notes due 2015 of LM (the “Convertible Notes”) issued pursuant to the Indenture, dated as of January 31, 2008, between The Bank of New York, as trustee, and LM (the “Indenture”), (C) shares of Common Stock that KKR or its affiliates acquire from LM in connection with any stock split or subdivision of common shares of LM that are already held by them at the time of such acquisition, (D) shares of capital stock of LM (other than Common Stock), evidences of LM’s indebtedness or other assets or property or rights, or warrants to acquire shares of capital stock of LM or other securities, in each case, that KKR or its affiliates acquire from LM pursuant to the Warrant Agreement or the Indenture in connection with any distribution thereof by LM to holders of the Common Stock and (E) any securities of LM, or rights or options to acquire any securities of LM, to the extent reasonably estimated to reduce or close out any short position or “put equivalent position” (within the meaning of Rule 16a-1 under the Exchange Act of 1934, as amended (the “Exchange Act”)) effected to monetize or hedge any Warrants or Convertible Notes that are Owned or beneficially owned by KKR or any of its affiliates, (ii) any tender or exchange offer, consolidation, business combination, acquisition, merger, joint venture or other business combination involving LM, any of its affiliates or any of the assets of LM or its affiliates, (iii) any recapitalization, stock dividend, restructuring, liquidation, dissolution or other extraordinary transaction with respect to LM or any of its affiliates or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote any voting securities of LM or any of its affiliates or consents to any action from any holder of any voting securities of LM or any of its affiliates or seek to advise or influence any Person with respect to the voting of or the granting of any consent with respect to any voting securities of LM; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) in connection with the voting securities of LM or otherwise act in concert with any person in respect of any such securities; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, board of directors or policies of LM or to obtain representation on the board of directors of LM or any committee thereof; (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing; (e) request that LM or any of its Representatives amend or waive any provision of this Agreement, or make any public announcement with respect to the restrictions of this Agreement, or take any action which would reasonably be expected to require LM to make a public announcement regarding any potential transaction; or (f) advise, assist or encourage, or direct any Person to advise, assist or encourage any other Person or Persons, in connection with any of the foregoing.

          The restrictions set forth herein will not apply as to KKR and its affiliates if any of the following occurs:

                    (i) a third party who is not an affiliate of KKR (a “Third Party”) acquires beneficial ownership of 50% of the outstanding Voting Stock; or

                    (ii) LM enters into an agreement pursuant to which a Third Party would acquire all or substantially all of the stock or assets of LM or LM would be merged or consolidated with another Person, unless immediately following the consummation of such transaction the stockholders of LM immediately prior to the consummation of such transaction would continue to hold (in substantially the same proportion as their ownership of LM’s voting stock immediately prior to the transaction) more than 50% of all of the outstanding common stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction or any direct or indirect parent thereof; provided that this clause shall not be applicable after such agreement is terminated.

          As used in this Agreement, the term “Person” shall be broadly interpreted to include, without limitation, the media and any individual, corporation, company, partnership, limited liability company, or other entity or group. As used in this Agreement, the term “affiliate” shall mean any other Person that directly, or indirectly through one or more intermediates, directly or indirectly, controls, is controlled by, or is under common control with, such Person; the term “Representatives” shall mean, collectively, a party’s directors, officers, affiliates, employees or consultants, to the extent they are acting on such party’s behalf; the term “beneficial ownership”

or variations thereof, when used with respect to securities, means such term as used in any of Section 13(d) or Section 16 of the Exchange Act and the rules and regulations promulgated thereunder; and the terms “Ownership” and “Own”, when used with respect to securities, shall mean bearing all or substantially all economic risk of loss or appreciation (less no more than a fixed or floating interest rate return) in the value of, and any profit (less no more than a fixed or floating interest rate return) derived from a transaction in, such securities.

          Notwithstanding anything herein to the contrary, except as provided in this paragraph, this Agreement shall not apply to affiliates of KKR that are Non-Investor Affiliates. “Non-Investor Affiliates” are affiliates of KKR (x) whose business is distinct from private equity and (y) whose investments, investment strategy and related activity (including any investments, investment strategy or related activity with respect to the Common Stock) are not executed, developed, directed or undertaken by KKR or its affiliates or their respective Representatives (other than Non-Investor Affiliates or their Representatives). If non-public, proprietary information with respect to LM is made available to a Non-Investor Affiliate or its Representative (other than to compliance personnel for compliance purposes only) by KKR or its affiliates (other than Non-Investor Affiliates) (such a situation, a “Wall Cross”), then this Agreement shall apply to such Non-Investor Affiliate without regard to the first sentence of this paragraph. At all times during the Standstill Period, for so long as a Wall Cross has not occurred with respect to a Non-Investor Affiliate:

                    (i) Such Non-Investor Affiliate shall be permitted to acquire shares of Common Stock and securities exchangeable or exercisable for, or convertible into, shares of Common Stock (collectively, “Common Equity”) only (A) in an amount (together with the Common Equity Owned or beneficially owned (determined without aggregation with any affiliate of KKR that is not a Non-Investor Affiliate) by all other Non-Investor Affiliates) up to 4.9% of the then outstanding shares of Common Stock (including, with respect to an acquisition of exchangeable, exercisable or convertible securities, the shares of Common Stock issuable upon exchange, exercise or conversion thereof), and (B) if such Non-Investor Affiliate is able to make the passive investor certification specified in clause (i) of the proviso of Rule 13d-1(b)(1) under the Exchange Act with respect to the acquisition of such Common Equity.

                    (ii) If such Non-Investor Affiliate is unable to make such passive investor certification, then such Non-Investor Affiliate shall not (A) acquire any Common Equity or (B) initiate any proposal for a transaction or action that would be prohibited pursuant to clause (a)(ii), (a)(iii) or (a)(iv) of the second paragraph of this Agreement if such transaction were effected, or such action were taken, by KKR.

          The terms of this Agreement may be modified or waived only by a separate writing signed by LM and KKR that expressly modifies or waives any such term.

          It is understood and agreed that no failure or delay by LM in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Subject to applicable law, each party hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York in the State of New York, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and (ii) agrees not to commence any action, suit or proceeding relating thereto except in such courts. Subject to applicable law, each party hereby irrevocably and unconditionally (i) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transaction, in the courts of the State of New York and of the United States of America, in each case located in the County of New York in the State of New York, and (ii) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          KKR acknowledges that LM would be irreparably injured by a breach of this Agreement by KKR, that monetary remedies would be inadequate to protect LM against any actual or threatened breach or continuation of any breach of this Agreement, and, without prejudice to any other rights and remedies otherwise available to LM, KKR agrees to the granting of equitable relief, including injunctive relief and specific performance, in LM’s favor without proof of actual damages in the event of KKR’s actual or threatened breach of this Agreement.

          In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by LM and KKR and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Further, if any term or provision of this Agreement, or any application thereof to any particular set of facts or circumstances, shall, to any extent and for any reason, be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to facts or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be construed as if such invalid or unenforceable provision had to such extent never been contained herein and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          This Agreement may be signed in one or more counterparts which, when taken together, shall constitute one and the same instrument.

Very truly yours,

LEGG MASON, INC.

By:

Name:
Title:

Confirmed and agreed to as of
the date first written above:

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:

Name:
Title:

[SIGNATURE PAGE—AMENDED AND RESTATED STANDSTILL AGREEMENT]